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Filed Pursuant to Rule 424(b)(1)
Registration No. 333-190830

Prospectus

Rent-A-Center, Inc.

Offer to Exchange
$250,000,000 Outstanding
4.75% Senior Notes due 2021
and Subsidiary Guarantees of the
4.75% Senior Notes due 2021
for
$250,000,000 Registered
4.75% Senior Notes due 2021
and Subsidiary Guarantees of the
Registered 4.75% Senior Notes due 2021

The Exchange Offer

         The exchange offer expires at 5:00 p.m., New York City time, on November 22, 2013, unless extended.

         The exchange offer is not conditioned upon the tender of any minimum aggregate amount of the outstanding unregistered 4.75% Senior Notes due 2021, which we refer to in this prospectus as the outstanding notes.

         All of the outstanding notes tendered according to the procedures set forth in this prospectus and not withdrawn will be exchanged for an equal principal amount of registered 4.75% Senior Notes due 2021, which we refer to in this prospectus as the exchange notes.

         The exchange offer is not subject to any condition other than that it does not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission.

         Broker-dealers who receive registered notes pursuant to the exchange offer acknowledge that they will deliver a prospectus in connection with any resale of such registered notes.

         Broker-dealers who acquired the outstanding notes as a result of market-making or other trading activities may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the registered notes.

         We urge you to carefully review the risk factors beginning on page 15 of this prospectus, which you should consider before participating in the exchange offer.

The Exchange Notes

         The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that we have registered the issuance of the exchange notes with the Securities and Exchange Commission. In addition, the exchange notes will not be subject to the transfer restrictions applicable to the outstanding notes or contain provisions relating to additional interest, will bear a different CUSIP or ISIN number from the outstanding notes and will not entitle the holder to registration rights. We will not apply for listing of the exchange notes on any securities exchange or arrange for them to be quoted on any quotation system. The outstanding notes and the exchange notes are referred to in this prospectus as the "notes."

The Guarantees

         The exchange notes will be jointly and severally guaranteed on a senior unsecured basis by all of our existing and future direct and indirect domestic subsidiaries that guarantee our indebtedness or indebtedness of our subsidiary guarantors.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 25, 2013.

        We have not authorized anyone to give you any information or to make any representations about anything we discuss in this prospectus other than those contained in the prospectus. If you are given any information or representation about these matters that is not discussed in this prospectus, you must not rely on that information.

        We are not making an offer to sell, or a solicitation of an offer to buy, the exchange notes or the outstanding notes in any jurisdiction where, or to any person to or from whom, the offer or sale is not permitted.

        In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offer, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

        We are not making any representation to any holder of the outstanding notes regarding the legality of an investment in the exchange notes under any legal investment or similar laws or regulations. We are not providing you with any legal, business, tax or other advice in this prospectus. You should consult your own attorney, business advisor and tax advisor to assist you in making your investment decision and to advise you whether you are legally permitted to invest in the exchange notes.

        In connection with the exchange offer, we have filed with the U.S. Securities and Exchange Commission, or the "SEC," a registration statement on Form S-4, under the Securities Act of 1933, as amended, relating to the exchange notes to be issued in the exchange offer. As permitted by the SEC, this prospectus omits information included in the registration statement. For a more complete understanding of the exchange offer, you should refer to the registration statement, including its exhibits.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith file annual, quarterly and other reports and information with the SEC. For further information regarding us, you may desire to review reports and other information filed under the Exchange Act, including the reports and other information incorporated by reference into this prospectus. Such reports and other information may be read and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies can be obtained by mail at prescribed rates by writing to the public reference room mentioned above. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. To obtain timely delivery of any requested information, holders of outstanding notes must make any request no later than at least five business days prior to the expiration of the exchange offer. You can also find our filings at the SEC's website at http://www.sec.gov and on our website at http://www.rentacenter.com.

INCORPORATION OF DOCUMENTS BY REFERENCE

        Certain information that we have filed with the SEC is "incorporated by reference" into this prospectus. The process of incorporation by reference allows us to disclose important business and financial information to you without duplicating that information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the document(s) listed below that we have previously filed with the SEC (excluding any information furnished to the SEC pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement or prior to the termination of the exchange offer, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished to the SEC pursuant to Item 2.02 of Item 7.01 on any Current Report on Form 8-K (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013; and

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  Our Current Reports on Form 8-K, dated February 25, 2013, March 7, 2013, April 29, 2013, April 30, 2013, May 3, 2013, May 10, 2013, May 13, 2013, and September 9, 2013.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Rent-A-Center, Inc.
Attention: Investor Relations
5501 Headquarters Dr.
Plano, Texas 75024

(972) 801-1100

 FORWARD-LOOKING STATEMENTS

        This prospectus includes and incorporates by reference forward-looking statements. These statements are included throughout this prospectus, including in the sections entitled "Summary" and "Risk factors," and the documents incorporated by reference herein, and relate to, among other things, expectations regarding revenues, cash flows, capital expenditures and other financial items. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "would," "expect," "intend," "could," "estimate," "should," "anticipate" or "believe." We believe the expectations reflected in such forward-looking statements are accurate. However, we cannot assure you that these expectations will occur. Our actual future performance could differ materially from such statements. Factors that could cause or contribute to these differences include, but are not limited to:

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  uncertainties regarding the ability to open new locations;

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  our ability to acquire additional rent-to-own stores or customer accounts on favorable terms;

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  our ability to control costs and increase profitability;

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  our ability to enhance the performance of acquired stores;

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  our ability to retain the revenue associated with acquired customer accounts;

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  our ability to identify and successfully market products and services that appeal to our customer demographic;

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  our ability to enter into new and collect on our rental or lease purchase agreements;

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  the passage of legislation adversely affecting the rent-to-own industries;

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  our compliance with applicable statutes or regulations governing our transactions;

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  changes in interest rates;

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  changes in the unemployment rate;

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  economic pressures, such as high fuel costs, affecting the disposable income available to our current and potential consumers;

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  the general strength of the economy and other economic conditions affecting consumer preferences and spending;

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  adverse changes in the economic conditions of the industries, countries or markets that we serve;

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  changes in our stock price, the number of shares of common stock that we may or may not repurchase and future dividends, if any;

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  changes in estimates relating to self-insurance liabilities and income tax and litigation reserves;

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  changes in our effective tax rate;

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  fluctuations in foreign currency exchange rates;

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  information technology and data security costs;

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  our ability to maintain an effective system of internal controls;

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  the resolution of our litigation; and

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  the other risks detailed from time to time in our SEC reports.

        Additional important factors that could cause our actual results to differ materially from our expectations are discussed under the section "Risk factors" and elsewhere in this prospectus and the documents incorporated by reference herein. You should not unduly rely on these forward-looking statements, which speak only as of the date on which they are made. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events.

SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by and should be read in conjunction with the detailed information and financial statements and related notes contained or incorporated by reference in this prospectus, including the matters discussed under the caption "Risk factors." The terms "Rent-A-Center," the "Company," "we," "our," "us" and similar terms refer to Rent-A-Center, Inc. and its subsidiaries, except as otherwise indicated.

Company overview

        We are the largest rent-to-own operator in North America, focused on improving the quality of life for our customers by providing them the opportunity to obtain ownership of high-quality durable products, such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. At June 30, 2013, we operated 3,120 company-owned stores nationwide and in Puerto Rico, Mexico and Canada and 1,153 RAC Acceptance locations. In addition, our subsidiary, Rent-A-Center Franchising International, Inc. (formerly known as ColorTyme, Inc. and referred to herein as "ColorTyme"), is a national franchisor of rent-to-own stores. At June 30, 2013, ColorTyme had 221 independently owned, franchised rent-to-own stores in 33 states.

        We were incorporated in Delaware in 1986. From 1993 to 2006, we pursued an aggressive growth strategy in which we opened new stores and sought to acquire underperforming rent-to-own stores to which we could apply our operating model. As a result of this strategy, the number of our locations grew from 27 to over 3,400 in 2006, primarily through acquisitions. We acquired over 3,300 stores during this period, including approximately 390 of our franchised stores. These acquisitions occurred in approximately 200 separate transactions, including ten transactions in each of which we acquired in excess of 50 locations. Since there are few large rent-to-own operators remaining in the United States, our store growth in the Core U.S. segment is currently through new store openings, augmented with opportunistic acquisitions of small rent-to-own operators.

        In addition, we strategically open or acquire stores near market areas served by existing stores to enhance service levels, gain incremental sales and increase market penetration. This planned cannibalization may negatively impact our same store revenue and cause us to grow at a slower rate. There can be no assurance we will open or acquire any new rent-to-own stores in the future, or as to the number, location or profitability thereof.

        As our U.S. store base matured, we began to focus on attracting new customers through sources other than our existing U.S. rent-to-own stores and to seek additional distribution channels for our products and services. One of our current growth strategies is our "RAC Acceptance" model. With this model, we operate kiosks within various traditional retailers' locations where we generally offer the rent-to-own transaction to consumers who do not qualify for financing from such retailers. The number of RAC Acceptance locations increased to 1,153 at June 30, 2013, from 384 at December 31, 2010, and we intend to continue growing the RAC Acceptance segment by expanding the number of our retail partners and the number of locations with our existing retail partners. In addition, we are expanding our rent-to-own store operations in Mexico and seeking to identify other international markets in which we believe our products and services would be in demand.

Our operating segments

        We report four operating segments: Core U.S., RAC Acceptance, International and ColorTyme (our franchise business).

Core U.S.

        Our Core U.S. segment, consisting of our company-owned stores located in the United States and Puerto Rico, is our largest operating segment, comprising approximately 82% of our consolidated net revenues and approximately 86% of our operating profit for the six months ended June 30, 2013. We continue to believe there are attractive opportunities to expand our presence in the U.S. rent-to-own industry. We plan to continue opening new rent-to-own stores in targeted markets and acquiring existing rent-to-own stores and store account portfolios. We will focus new market penetration in adjacent areas or regions that we believe are underserved by the rent-to-own industry. In addition, we intend to pursue our acquisition strategy of targeting under-performing and under-capitalized rent-to-own stores.

        We routinely evaluate the markets in which we operate and will close, sell or merge under-performing stores. Our strategy to further grow the Core U.S. segment is focused on providing compelling product values for our customers through the use of strategic merchandise purchases and new marketing strategies. Approximately 75% of our business in this segment is from repeat customers. In addition, we seek to expand the offering of product lines to appeal to more customers, thus growing our customer base. At June 30, 2013, we operated 2,972 company-owned stores nationwide and in Puerto Rico, including 43 retail installment sales stores under the names "Get It Now" and "Home Choice."

RAC Acceptance

        Through our RAC Acceptance segment, we generally provide an on-site rent-to-own option at a third-party retailer's location. In the event a retail purchase credit application is declined, the customer can be introduced to an in-store RAC Acceptance representative who explains an alternative transaction for acquiring the use and ownership of the merchandise. Because we neither require nor perform a credit investigation for the approval of the rental purchase transaction, applicants who meet the basic criteria are generally approved. We believe our RAC Acceptance program is beneficial for both the retailer and the consumer. The retailer captures more sales because we buy the inventory item directly from it and future rental payments are generally made at the retailer's location. We believe consumers also benefit from our RAC Acceptance program because they are able to obtain the products they want and need without the necessity of credit.

        Each RAC Acceptance kiosk location typically consists of an area with a computer, desk and chairs. We occupy the space without charge by agreement with each retailer. Accordingly, capital expenditures with respect to a new RAC Acceptance location are minimal. Likewise, any exit costs associated with the closure of a RAC Acceptance location would also be immaterial on an individual basis.

        We rely on our third-party retail partners to deliver merchandise rented by the customer. Such third-party retail partners typically charge us a fee for delivery, which we pass on to the customer. In the event the customer returns rented merchandise, we pick it up at no additional charge. Merchandise returned from a RAC Acceptance kiosk location is offered for rent at one of our Core U.S. rent-to-own stores.

        We intend to grow the RAC Acceptance segment by increasing both the number of our retail partners and the number of locations with our existing retail partners. In addition, our strategy includes expanding customer awareness of the rent-to-own transaction by implementing joint marketing efforts with our retail partners. At June 30, 2013, we operated 1,153 kiosk locations inside furniture and electronics retailers located in 37 states and Puerto Rico. We expect to add approximately 325 kiosk locations in 2013.

International

        Our International segment currently consists of our company-owned rent-to-own stores in Mexico and Canada. We are expanding our operations in Mexico and seeking to identify other international markets in which we believe our products and services would be in demand. We believe there are numerous opportunities to extend the rent-to-own transaction internationally.

        In Mexico, our strategy includes entering complementary new market areas, while expanding our presence in currently existing market areas. At June 30, 2013, we operated 130 stores and expect to add approximately 60 rent-to-own store locations in 2013.

        We currently operate 18 stores in Canada.

ColorTyme

        ColorTyme is our nationwide franchisor of rent-to-own stores. At June 30, 2013, ColorTyme franchised 221 stores in 33 states. These rent-to-own stores primarily offer high-quality durable products, such as consumer electronics, appliances, computers, furniture and accessories. All of the ColorTyme franchised stores use ColorTyme's trade names, service marks, trademarks and logos. All stores operate under distinctive operating procedures and standards. ColorTyme's primary source of revenue is the sale of rental merchandise to its franchisees who, in turn, offer the merchandise to the general public for rent or purchase under a rent-to-own transaction.

        As franchisor, ColorTyme receives royalties of 2.0% to 4.0% of the franchisees' monthly gross revenue and, generally, an initial fee up to $20,000 per new location.

        Some of ColorTyme's franchisees may be in locations where they directly compete with our company-owned stores, which could negatively impact the business, financial condition and operating results of our company-owned stores.

Industry overview

        According to the Association of Progressive Rental Organizations ("APRO"), as of December 31, 2012, the rent-to-own industry in the United States, Mexico and Canada consists of approximately 9,800 stores and serves approximately 4.8 million customers. We estimate that the two largest rent-to-own industry participants account for approximately 5,300 of the total number of stores, and the majority of the remainder of the industry consists mainly of operations with fewer than 50 stores. The rent-to-own industry is highly fragmented and has experienced significant consolidation. We believe this consolidation trend will continue, presenting opportunities for us to continue to acquire additional stores or customer accounts on favorable terms.

        The rent-to-own industry offers customers an alternative to traditional methods of obtaining electronics, computers, home furnishings and appliances. In a typical rent-to-own transaction, the customer has the option to acquire merchandise over a fixed term, usually 7 to 24 months, normally by making weekly lease payments. What distinguishes rent-to-own from a retail credit sale is the term "rent." There is no long-term obligation incurred by the customer, no credit checks involved and the customer can return the merchandise at any time for any reason without penalty. If the customer leases the item to the full term, he or she obtains ownership of the item, though he or she can choose to buy it at any time.

        The rent-to-own industry serves a highly diverse customer base. According to APRO, approximately 83% of rent-to-own customers have household incomes between $15,000 and $50,000 per year. The rent-to-own industry serves a wide variety of customers by allowing them to obtain merchandise that they might otherwise be unable to obtain due to insufficient cash resources or a lack of access to credit. We believe the number of consumers lacking access to credit is increasing.

According to data issued by Fair Isaac Corporation regarding FICO score distributions through October 2012, consumers in the "sub-prime" category (those with credit scores below 650) make up 35% of the U.S. population.

Government regulation

Core U.S. & RAC Acceptance

        State Regulation.    Currently, 46 states, the District of Columbia and Puerto Rico have rental purchase statutes that recognize and regulate rental purchase transactions as separate and distinct from credit sales. We believe this existing legislation is generally favorable to us, as it defines and clarifies the various disclosures, procedures and transaction structures related to the rent-to-own business with which we must comply. With some variations in individual states, most related state legislation requires the lessor to make prescribed disclosures to customers about the rental purchase agreement and transaction, and provides time periods during which customers may reinstate agreements despite having failed to make a timely payment. Some state rental purchase laws prescribe grace periods for non-payment, prohibit or limit certain types of collection or other practices, and limit certain fees that may be charged. Ten states limit the total rental payments that can be charged to amounts ranging from 2.0 times to 2.4 times the disclosed cash price or the retail value of the rental product. Four states limit the cash price of merchandise to amounts ranging from 1.56 to 2.5 times our cost for each item.

        Although Minnesota has a rental purchase statute, the rental purchase transaction is also treated as a credit sale subject to consumer lending restrictions pursuant to judicial decision. Therefore, we offer our customers in Minnesota an opportunity to purchase our merchandise through an installment sale transaction in our Home Choice stores. We operate 15 Home Choice stores in Minnesota.

        North Carolina has no rental purchase legislation. However, the retail installment sales statute in North Carolina expressly provides that lease transactions which provide for more than a nominal purchase price at the end of the agreed rental period are not credit sales under the statute. We operate 120 rent-to-own stores and 58 RAC Acceptance locations in North Carolina.

        Courts in Wisconsin and New Jersey, which do not have rental purchase statutes, have rendered decisions which classify rental purchase transactions as credit sales subject to consumer lending restrictions. Accordingly, in Wisconsin, we offer our customers an opportunity to purchase our merchandise through an installment sale transaction in our Get It Now stores. In New Jersey, we have modified our typical rental purchase agreements to provide disclosures, grace periods and pricing that we believe comply with the state's retail installment sales act. We operate 28 Get It Now stores in Wisconsin and 45 Rent-A-Center stores in New Jersey.

        Federal Regulation.    To date, no comprehensive federal legislation has been enacted regulating or otherwise impacting the rental purchase transaction. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") does not regulate leases with terms of 90 days or less. Because the rent-to-own transaction is for a term of week to week, or at most, month to month, and established federal law deems the term of a lease to be its minimum term regardless of extensions or renewals, if any, we believe the rent-to-own transaction is not covered by the Dodd-Frank Act.

        In certain states, we utilize a form of consumer lease rather than our typical rental purchase agreement. Our consumer lease differs from a rental purchase agreement primarily in that it has an initial lease term exceeding four months. As a result of this difference, our consumer lease is governed by federal and state laws and regulations other than the applicable state rental purchase statute. The federal regulations applicable to the consumer lease require certain disclosures similar to the rent-to-own statutes, but are generally less restrictive as to pricing and other charges. Since the initial term of our consumer lease exceeds 90 days, this consumer lease is subject to regulation by the

Consumer Financial Protection Bureau established under the Dodd-Frank Act. We currently utilize this consumer lease in four states.

        From time to time, we have supported legislation introduced in Congress that would regulate the rental purchase transaction. While both beneficial and adverse legislation may be introduced in Congress in the future, any adverse federal legislation, if enacted, could have a material and adverse effect on us.

        There can be no assurance as to whether new or revised rental purchase laws will be enacted or whether, if enacted, the laws would not have a material and adverse effect on us.

International

        No comprehensive legislation regulating the rent-to-own transaction has been enacted in Mexico or Canada. We use substantially the same rental purchase transaction in those countries as in the Core U.S. stores, but with such additional provisions as we believe may be necessary to comply with such country's specific laws and customs.

Corporate offices

        Our principal executive offices are located at 5501 Headquarters Dr., Plano, Texas 75024, and our telephone number at that address is (972) 801-1100. Our website address is www.rentacenter.com. The information on our website is not incorporated by reference into, and does not constitute part of, this prospectus.

The Exchange Offer

Background of the outstanding notes	Rent-A-Center, Inc. issued $250 million aggregate principal amount of the outstanding notes to certain initial purchasers, on May 2, 2013. The initial purchasers then sold the outstanding notes to qualified institutional buyers and certain non-U.S. investors in reliance on Rule 144A and Regulation S under the Securities Act of 1933 (the "Securities Act"). Because they were sold pursuant to exemptions from registration, the outstanding notes are subject to transfer restrictions.

In connection with the issuance of the outstanding notes, we entered into a registration rights agreement in which we agreed to deliver to you this prospectus and to use our commercially reasonable best efforts to complete the exchange offer and to file and cause to become effective a registration statement covering the resale of the exchange notes.

The exchange offer

We are offering to exchange up to $250 million principal amount of the exchange notes for an identical principal amount of the outstanding notes. The outstanding notes may be exchanged only in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The terms of the exchange notes are identical in all material respects to the outstanding notes except that the exchange notes will be registered under the Securities Act and will not be subject to provisions relating to additional interest. Because we have registered the exchange notes, the exchange notes generally will not be subject to transfer restrictions and holders of exchange notes will have no registration rights.

Resale of exchange notes

We believe you may offer, sell or otherwise transfer the exchange notes you receive in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;
• you are not participating in, and have no understanding with any person to participate in, the distribution of the exchange notes issued to you in the exchange offer; and
• you are not an affiliate of ours.
Expiration date

5:00 p.m., New York City time, on November 22, 2013 unless we extend the exchange offer. It is possible that we will extend the exchange offer until all of the outstanding notes are tendered. You may withdraw the outstanding notes you tendered at any time before 5:00 p.m., New York City time, on the expiration date. See "The Exchange Offer—Expiration Date; Extensions; Amendments."

Withdrawal rights

You may withdraw the outstanding notes you tender by furnishing a notice of withdrawal to the exchange agent or by complying with applicable Automated Tender Offer Program (ATOP) procedures of The Depositary Trust Company (DTC) at any time before 5:00 p.m., New York City time on the expiration date. See "The Exchange Offer—Withdrawal of Tenders."

Accrual of interest on the outstanding notes and the exchange notes	The exchange notes will bear interest from May 2, 2013 or, if later, from the most recent date of payment of interest on the outstanding notes.
Condition to the exchange offer

We will not be required to accept for exchange, or to issue exchange notes, any outstanding notes if we determine that the exchange offer would violate any applicable law or applicable interpretations of the staff of the SEC. In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any such outstanding notes:

• at any time the stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part; or
• at any time any stop order is threatened or in effect with respect to the qualification of the indenture governing the notes under the Trust Indenture Act of 1939.

See "The Exchange Offer—Conditions." The exchange offer is not conditioned on a minimum aggregate principal amount of outstanding notes being tendered. We reserve the right to terminate or amend the exchange offer at any time prior to the applicable expiration date upon the occurrence of any of the foregoing events.

Representations and warranties	By participating in the exchange offer, you represent to us that, among other things:
• you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;
• you are not participating in, and have no agreement or understanding with any person to participate in, the distribution of the exchange notes issued to you in the exchange offer;
• you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;
• if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes.

Procedures for tendering the outstanding notes

To participate in the exchange offer, you must follow the procedures established by the DTC for tendering notes held in book-entry form. These procedures require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an "agent's message" that is transmitted through DTC's automated tender offer program, which we call "ATOP," and (ii) DTC confirms that:

• DTC has received your instructions to exchange your notes, and
• you agree to be bound by the terms of the letter of transmittal.
For more information, see "The Exchange Offer—Procedures for Tendering."
Tenders by beneficial owners

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those outstanding notes in the exchange offer, please contact the registered holder as soon as possible and instruct that holder to tender on your behalf and comply with the instructions in this prospectus.

Acceptance of the outstanding notes and delivery of the exchange notes

If the conditions described under "The Exchange Offer—Conditions" are satisfied, we will accept for exchange any and all outstanding notes that are properly tendered before 5:00 p.m., New York City time, on the expiration date.

Effect of not tendering

Any of the outstanding notes that are not tendered and any of the outstanding notes that are tendered but not accepted will remain subject to restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, their transfer will be restricted absent registration or the availability of an exemption from registration. Upon completion of the exchange offer, we will have no further obligation, except under limited circumstances, to provide for registration of the outstanding notes under the federal securities laws. In addition, upon completion of the exchange offer, there may be no market for the outstanding notes that are not tendered for exchange notes, and you may have difficulty selling them.

Certain United States federal income tax considerations

We believe the exchange of outstanding notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. See "Certain United States Federal Income Tax Considerations" for a discussion of U.S. federal income tax considerations we urge you to consider before tendering the outstanding notes in the exchange offer.

Exchange agent	The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent for the exchange offer. The address for the exchange agent is listed under "The Exchange Offer—Exchange Agent."

The Exchange Notes

        The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the outstanding notes except that the exchange notes will be registered under the Securities Act and, accordingly,

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  will not contain certain restrictions with respect to their transfer;

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  will not be subject to provisions relating to additional interest;

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  will bear a different CUSIP or ISIN number from the outstanding notes; and

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  will not entitle the holders to registration rights.

        The notes issued in the exchange offer will evidence the same debt as the outstanding notes, and both the outstanding notes and the exchange notes will be governed by the same indenture. We define certain capitalized terms used in this summary in the "Description of the exchange notes—Certain definitions" section of this prospectus. The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the exchange notes" section of this prospectus contains more detailed descriptions of the terms and conditions of the exchange notes.

Issuer	Rent-A-Center, Inc.
Securities offered	$250 million aggregate principal amount of 4.75% Senior Notes due 2021.
Interest rate	4.75% per year.
Interest payment dates	May 1 and November 1 of each year, commencing November 1, 2013.
Maturity date	May 1, 2021.
Subsidiary Guarantees

The exchange notes initially will be jointly and severally guaranteed by each of our existing and future subsidiaries that is or becomes a borrower under our senior credit facilities or that guarantees our indebtedness or the indebtedness of any subsidiary guarantor. See "Description of the exchange notes—Guarantees."

Ranking	The exchange notes and the exchange note guarantees will be Rent-A-Center, Inc.'s and the subsidiary guarantors' senior unsecured obligations and will:
• rank senior in right of payment to all of our and the subsidiary guarantors' existing and future subordinated indebtedness;

•

rank equally in right of payment with all of our and the subsidiary guarantors' existing and future senior indebtedness, including our existing 6.75% Senior Notes due 2020, which we refer to as our existing notes;

• be effectively subordinated to any of our and the subsidiary guarantors' existing and future secured debt,
• including our senior credit facilities, to the extent of the value of the assets securing such debt; and

• be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the notes.
Optional redemption

The exchange notes will be redeemable at our option, in whole or in part, at any time on or after May 1, 2016, at the redemption prices set forth in this prospectus under the heading "Description of the exchange notes—Optional redemption," together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to May 1, 2016, we may redeem up to 35% of the original principal amount of the exchange notes with the proceeds of certain equity offerings at a redemption price of 104.75% of the principal amount of the exchange notes, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to May 1, 2016, we may also redeem some or all of the exchange notes at a price equal to 100% of the principal amount of the exchange notes, together with accrued and unpaid interest, if any, to the date of redemption, plus a "make-whole premium."

Change of control offer

Upon the occurrence of specific kinds of changes of control, you will have the right, as holders of the exchange notes, to cause us to repurchase some or all of your notes at 101% of their face amount, plus accrued and unpaid interest to, but not including, the repurchase date. See "Description of the exchange notes—Repurchase at the option of holders—Change of control."

Absence of established market for the notes

The exchange notes will be new securities for which there is currently no market. Although the initial purchasers have informed us that they intend to make a market in the exchange notes, they are not obligated to do so and may discontinue market-making activities at any time without notice. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Use of proceeds	We will not receive any cash proceeds from the exchange offer.

Risk factors

        You should carefully consider all of the information set forth in this prospectus and, in particular, the information under the heading "Risk Factors" beginning on page 15 in evaluating an investment in the exchange notes and participation in the exchange offer.

RISK FACTORS

        You should carefully consider the risks described below and all of the information contained or incorporated by reference into this prospectus before deciding whether to participate in the exchange offer. The risks and uncertainties described below and in such incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary statement regarding forward-looking statements" in this prospectus.

Risks related to the exchange offer

If you do not properly tender or you cannot tender your outstanding notes, your ability to transfer the outstanding notes will be adversely affected.

        We will issue exchange notes only in exchange for outstanding notes that are timely and properly tendered to the exchange agent. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the outstanding notes. If you do not tender your outstanding notes or if we do not accept your outstanding notes because you did not tender your outstanding notes properly, then, after we consummate the exchange offer, you will continue to hold outstanding notes that are subject to the existing transfer restrictions.

You may be required to deliver a prospectus and comply with other requirements in connection with any resale of the exchange notes.

        If you tender your outstanding notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. In addition, if you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes.

Risks related to our business

Future revenue and earnings growth depends on our ability to identify and execute new growth strategies.

        Our Core U.S. store base is mature. As a result, our same store sales have increased more slowly than in historical periods or, in some cases, decreased. Accordingly, we are focused on acquiring new customers through sources other than our existing U.S. rent-to-own stores, as well as seeking additional distribution channels for our products and services. Our primary growth strategies are our RAC Acceptance and International segments. Effectively managing growth can be challenging, particularly as we continue to expand into channels outside our traditional rent-to-own store model and expand internationally. This growth places significant demands on management and operational systems. If we are unable to successfully execute these growth strategies, our revenue and earnings may grow more slowly or even decrease.

We are highly dependent on the financial performance of our Core U.S. operating segment.

        Our financial performance is highly dependent on our Core U.S. segment, which comprised approximately 82% of our consolidated net revenues and approximately 86% of our operating profit for the six months ended June 30, 2013. Any significant decrease in the financial performance of the Core U.S. segment may also have a material adverse impact on our ability to implement our growth strategies.

Our RAC Acceptance segment depends on the success of our third-party retail partners and our continued relationship with them.

        Our RAC Acceptance segment revenues depend in part on the ability of unaffiliated third-party retailers to attract customers. In addition, in most cases, our agreements with such third-party retailers may be terminated at the retailer's election. The failure of our third-party retail partners to maintain quality and consistency in their operations and their ability to continue to provide products and services, or the loss of the relationship with any of these third-party retailers and an inability to replace them, could cause our RAC Acceptance segment to lose customers, substantially decreasing the revenues and earnings of our RAC Acceptance segment. This could adversely affect our financial results and slow our overall growth. In 2012, approximately 26% of the total revenue of the RAC Acceptance segment originated at our RAC Acceptance kiosks located in stores operated by a nationwide furniture retailer and 81 of its licensees, collectively. An additional approximately 41% of the total revenues in the RAC Acceptance segment in 2012 was generated by our RAC Acceptance kiosks located in stores operated by three of our other third-party retail partners. We may be unable to continue growing the RAC Acceptance segment if we are unable to find third-party retailers willing to partner with us or if we are unable to enter into agreements with third-party retailers acceptable to us.

Our operations in Mexico are subject to political or regulatory changes and significant changes in the economic environment and other concerns.

        We opened our first store in Mexico in October 2010, and operated 130 stores in Mexico as of June 30, 2013. Our growth plans include significant expansion in our International segment. Changes in the business, regulatory or political climate in Mexico could adversely affect our operations there, which could negatively impact our growth plans. Mexico is also subject to certain potential risks and uncertainties that are beyond our control, such as violence, social unrest, enforcement of property rights and public safety and security that could restrict or eliminate our ability to open new or operate some or all of our locations in Mexico, or significantly reduce customer traffic or demand. In addition, our assets, investments in, earnings from and dividends from our Mexican subsidiaries must be translated to U.S. dollars from the Mexican peso. Accordingly, we are exposed to risks associated with fluctuations of the exchange rate for the Mexican peso which may have an impact on our future costs or on future cash flows from our international operations, and could adversely affect our financial performance.

The continued expansion of our International segment, including into new international markets, presents unique challenges which may subject us to risks associated with the legislative, judicial, accounting, regulatory, political, cultural and economic factors specific to the countries or regions in which we may operate in the future, which could adversely affect our anticipated growth.

        Expansion of our International segment, including into new international markets, is one of our primary growth objectives. As these operations grow, they may require greater management and financial resources. International operations require the integration of personnel with varying cultural and business backgrounds and an understanding of the relevant differences in the cultural, legal and regulatory environments. In addition, these operations are subject to the potential risks of changing economic and financial conditions in each of its markets, exchange-rate fluctuations, legal and regulatory requirements in local jurisdictions, tariffs and trade barriers, difficulties in staffing and managing local operations, failure to understand the local culture and market, difficulties in protecting intellectual property, the burden of complying with complex foreign laws, including anti-competition regulations, tax laws and financial accounting standards, and adverse local economic, political and social conditions in certain countries. If, as we continue to expand our International segment, we are unable to successfully replicate our business model due to these and other commercial and regulatory constraints present in our international markets, our growth may be adversely affected.

Our transactions are regulated by and subject to the requirements of various federal and state laws and regulations, which may require significant compliance costs and expose us to litigation. Any negative change in these laws or the passage of unfavorable new laws could require us to alter our business practices in a manner that may be materially adverse to us.

        Currently, 46 states, the District of Columbia and Puerto Rico have passed laws that regulate rental purchase transactions as separate and distinct from credit sales. One additional state has a retail installment sales statute that excludes leases, including rent-to-own transactions, from its coverage if the lease provides for more than a nominal purchase price at the end of the rental period. The specific rental purchase laws generally require certain contractual and advertising disclosures. They also provide varying levels of substantive consumer protection, such as requiring a grace period for late fees and contract reinstatement rights in the event the rental purchase agreement is terminated. The rental purchase laws of ten states limit the total amount that may be charged over the life of a rental purchase agreement and the laws of four states limit the cash prices for which we may offer merchandise.

        Our consumer lease is governed by federal and state laws and regulations other than the applicable state rental purchase statute. The federal regulations applicable to the consumer lease require certain disclosures similar to the rent-to-own statutes, but are generally less restrictive as to pricing and other charges. Since the initial term of our consumer lease exceeds 90 days, this consumer lease is subject to regulation by the Consumer Financial Protection Bureau established under the Dodd-Frank Act. We currently utilize this consumer lease in four states.

        Similar to other consumer transactions, our rental purchase and consumer lease transactions are also governed by various federal and state consumer protection statutes. These consumer protection statutes, as well as the rental purchase statutes under which we operate, provide various consumer remedies, including monetary penalties, for violations. In our history, we have been the subject of litigation alleging that we have violated some of these statutory provisions.

        Although there is currently no comprehensive federal legislation regulating rental purchase transactions, adverse federal legislation may be enacted in the future. From time to time, both favorable and adverse legislation seeking to regulate our business has been introduced in Congress. In addition, various legislatures in the states where we currently do business may adopt new legislation or amend existing legislation that could require us to alter our business practices in a manner that could have a material adverse effect on our business, financial condition and results of operations.

Our reputation, ability to do business and operating results may be impaired by improper conduct by any of our employees, agents or business partners.

        Our International operations are subject to certain laws generally prohibiting companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or retaining business, such as the U.S. Foreign Corrupt Practices Act, and similar anti-bribery laws in other jurisdictions. Our employees, contractors or agents may violate the policies and procedures we have implemented to ensure compliance with these laws. Any such improper actions could subject us to civil or criminal investigations in the United States and in other jurisdictions, could lead to substantial civil and criminal, monetary and non-monetary penalties, and related shareholder lawsuits, could cause us to incur significant legal fees and could damage our reputation.

We may be subject to legal proceedings from time to time which seek material damages. The costs we incur in defending ourselves or associated with settling any of these proceedings, as well as a material final judgment or decree against us, could materially adversely affect our financial condition by requiring the payment of the settlement amount, a judgment or the posting of a bond.

        In our history, we have defended class action lawsuits alleging various regulatory violations and have paid material amounts to settle such claims. Significant settlement amounts or final judgments could materially and adversely affect our liquidity and capital resources. The failure to pay any material judgment would be a default under our senior credit facilities and the indentures governing the existing notes and the notes.

Our operations are dependent on effective management information systems. Failure of these systems could negatively impact our ability to manage store operations, which could have a material adverse effect on our business, financial condition and results of operations.

        We utilize integrated management information and control systems. The efficient operation of our business is dependent on these systems to effectively manage our financial and operational data. The failure of our information systems to perform as designed, loss of data or any interruption of our information systems for a significant period of time could disrupt our business. If the information systems sustain repeated failures, we may not be able to manage our store operations, which could have a material adverse effect on our business, financial condition and results of operations.

        We are currently investing in the development of new point of sale systems and processes to further enhance our management information system. Such enhancements to or replacement of our management information system could have a significant impact on our ability to conduct our core business operations and increase our risk of loss resulting from disruptions of normal operating processes and procedures that may occur during the implementation of new technology. We can make no assurances that the costs of investments in our new point of sale systems and processes will not exceed estimates, that such systems and processes will be implemented without material disruption or that such systems and processes will be as beneficial as predicted. If any of these events occur, our results of operations could be harmed.

If we fail to protect the integrity and security of customer and employee information, we could be exposed to litigation or regulatory enforcement and our business could be adversely impacted.

        We collect and store certain personal information provided to us by our customers and employees in the ordinary course of our business. Despite instituted safeguards for the protection of such information, we cannot be certain that all of our systems are entirely free from vulnerability to attack. Computer hackers may attempt to penetrate our network security and, if successful, misappropriate confidential customer or employee information. In addition, one of our employees, contractors or other third party with whom we do business may attempt to circumvent our security measures in order to obtain such information, or inadvertently cause a breach involving such information. Loss of customer or employee information could disrupt our operations, damage our reputation and expose us to claims from customers, employees, regulators and other persons, any of which could have an adverse effect on our business, financial condition and results of operations. In addition, the costs associated with information security, such as increased investment in technology, the costs of compliance with privacy laws and costs incurred to prevent or remediate information security breaches, could adversely impact our business.

Failure to achieve and maintain effective internal controls could have a material adverse effect on our business and stock price.

        Effective internal controls are necessary for us to provide reliable financial reports. If we cannot provide reliable financial reports, our brand and operating results could be harmed. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

        While we continue to evaluate and improve our internal controls, we cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

        If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Failure to achieve and maintain an effective internal control environment could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our business.

Risks related to the notes

Our significant indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        We have a significant amount of indebtedness. As of June 30, 2013, our total debt was approximately $873.8 million, and we had commitments available to be borrowed under the senior credit facilities of $281.4 million (after giving effect to $109.6 million of outstanding letters of credit), and an additional $5.2 million of availability under a separate $20 million unsecured line of credit.

        Subject to the limits contained in the credit agreement governing our senior credit facilities, the indentures governing the existing notes and the exchange notes and our other debt instruments, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

  •
  making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

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  limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

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  requiring a substantial portion of our cash flows to be dedicated to debt-service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

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  increasing our vulnerability to general adverse economic and industry conditions;

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  exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under the senior credit facilities, are at variable rates of interest;

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  limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

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  placing us at a disadvantage compared to other, less leveraged competitors; and

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  increasing our cost of borrowing.

        In addition, the indenture governing our existing notes, the indenture governing the exchange notes and the credit agreement governing our senior credit facilities contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debt.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes.

        We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The credit agreement governing the senior credit facilities, the indenture governing our existing notes and the indenture governing the notes restrict our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See "Description of other indebtedness" and "Description of the exchange notes."

        In addition, we are a holding company, with no revenue-generating operations and no assets other than our ownership interests in our direct and indirect subsidiaries, certain of which in the future may not be guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, intercompany transfer, debt repayment or otherwise. Unless they are guarantors of the notes, the existing notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the notes, the existing notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing our existing notes, the indenture governing the exchange notes and the credit agreement governing the senior credit facilities limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

        Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

        If we cannot make scheduled payments on our debt, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the holder of our existing notes and lenders under our senior credit facilities could declare all outstanding principal and interest due and payable, the lenders under the senior credit facilities could terminate their commitments to loan money, the lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the notes.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

        We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the indentures governing our existing notes and the notes and the credit agreement governing our senior credit facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. If new debt is added to our current debt levels, the related risks that we and the subsidiary guarantors now face could intensify. See "Description of other indebtedness" and "Description of the exchange notes."

The terms of the credit agreement governing our senior credit facilities and the indentures governing our existing notes and the notes restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

        The indentures governing our existing notes and the notes and the credit agreement governing our senior credit facilities contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to:

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  incur additional indebtedness and guarantee indebtedness;

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  pay dividends or make other distributions or repurchase or redeem capital stock;

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  prepay, redeem or repurchase certain debt;

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  make loans and investments;

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  sell assets;

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  incur liens;

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  enter into transactions with affiliates;

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  alter the businesses we conduct;

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  enter into agreements restricting our subsidiaries' ability to pay dividends; and

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  consolidate, merge or sell all or substantially all of our assets.

        In addition, the restrictive covenants in the credit agreement governing our senior credit facilities require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we may be unable to meet them. You should read the discussions under the hearing "Description of other indebtedness" for further information about these covenants.

        A breach of the covenants or restrictions under the indenture governing the notes, under the indenture governing our existing notes or under the credit agreement governing our senior credit facilities could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the credit agreement governing our senior credit facilities would permit the lenders under our senior credit facilities to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our senior credit facilities, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness. As a result of these restrictions, we may be:

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  limited in how we conduct our business;

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  unable to raise additional debt or equity financing to operate during general economic or business downturns; or

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  unable to compete effectively or to take advantage of new business opportunities.

        These restrictions may affect our ability to grow in accordance with our strategy. In addition, our financial results, our significant indebtedness and our credit ratings could adversely affect the availability and terms of our financing.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Borrowings under our senior credit facilities are at variable rates of interest and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on the variable rate indebtedness would increase even though the term amount borrowed thereunder remained the same and revolving amounts borrowed thereunder may not readily be reduced, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Based on our overall interest rate exposure at June 30, 2013, and the principal amount outstanding on that date, each one point change in interest rates would result in a $3.1 million pre-tax charge or credit to our statement of earnings. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

The notes will be effectively subordinated to our and our subsidiary guarantors' indebtedness under the senior credit facilities and any other secured indebtedness of our company to the extent of the value of the property securing that indebtedness.

        The notes will not be secured by any of our or our subsidiary guarantors' assets. As a result, the notes and the guarantees will be effectively subordinated to our and our subsidiary guarantors' indebtedness under the senior credit facilities with respect to the assets that secure that indebtedness. As of June 30, 2013, we had commitments available to be borrowed under the senior credit facilities of $281.4 million (after giving effect to $109.6 million of outstanding letters of credit), and an additional $5.2 million of availability under a separate $20 million unsecured line of credit. In addition, we may incur additional secured debt in the future. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company or the subsidiary guarantors, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all indebtedness under the senior credit facilities and that other secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our or our subsidiary guarantors' bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the notes.

        The notes will be guaranteed by each of our existing and subsequently acquired or organized subsidiaries that becomes a borrower under the senior credit facilities or that guarantees obligations under the senior credit facilities or that, in the future, guarantees our other indebtedness or the indebtedness of another subsidiary guarantor. Except for such subsidiary guarantors of the notes, our subsidiaries, including all of our non-domestic subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes and guarantees will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary's creditors (including trade creditors) would be entitled to payment in full out of that subsidiary's assets before we would be entitled to any payment.

        In addition, the indenture governing our existing notes and the indenture governing the notes, subject to some limitations, permit these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

        As of June 30, 2013, our non-guarantor subsidiaries represented an immaterial percentage of our total assets and liabilities and for the six months ended June 30, 2013, our non-guarantor subsidiaries represented an immaterial percentage of our total revenue and operating income, in each case, calculated on a consolidated basis, although we intend to grow our international operations.

        In addition, our subsidiaries that provide, or will provide, note guarantees will be automatically released from those note guarantees upon the occurrence of certain events, including the following:

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  the designation of that subsidiary guarantor as an unrestricted subsidiary;

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  the release or discharge of any guarantee or indebtedness that resulted in the creation of the note guarantee of the notes by such subsidiary guarantor;

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  the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor; or

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  the exercise of our legal defeasance option or covenant defeasance options as described in the indenture that govern the notes.

        If any note guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See "Description of the exchange notes—Note guarantees."

Rent-A-Center's organizational documents and our debt instruments contain provisions that may prevent or deter another group from paying a premium over the market price to Rent-A-Center's stockholders to acquire its stock.

        Rent-A-Center's organizational documents contain provisions that classify its Board of Directors, authorize its Board of Directors to issue blank check preferred stock and establish advance notice requirements on its stockholders for director nominations and actions to be taken at meetings of the stockholders. In addition, as a Delaware corporation, Rent-A-Center is subject to Section 203 of the Delaware General Corporation Law relating to business combinations.

        The credit agreement governing our senior credit facilities and the indentures governing the existing notes and the notes each contain various change of control provisions which, in the event of a change of control, would cause a default under those provisions. These provisions and arrangements could delay, deter or prevent a merger, consolidation, tender offer or other business combination or change of control involving us that could include a premium over the market price of Rent-A-Center's common stock that some or a majority of Rent-A-Center's stockholders might consider to be in their best interests.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes and the existing notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under the senior credit facilities, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the credit agreement, and the commitments to lend would terminate. The source of funds for any purchase of the notes and the existing notes and repayment of borrowings under our senior credit facilities would be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. Also, our senior credit facilities limit our ability to repurchase notes and existing notes. If we fail to repurchase the notes in that circumstance, we will be in default under the indenture governing the notes, and similarly, we would be in default under the indenture governing the existing notes. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes and the existing notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the credit agreement governing our senior credit facilities, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

        In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture governing the notes, constitute a "change of control" that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See "Description of the exchange notes—Repurchase at the option of holders—Change of control."

        The exercise by the holders of notes of their right to require us to repurchase the notes and the existing notes pursuant to a change of control offer could cause a default under the agreements governing our other indebtedness, including future agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when we are prohibited from purchasing notes, we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain a consent or repay those borrowings, we will remain prohibited from purchasing notes and existing notes. In that case, our failure to purchase tendered notes and existing notes would constitute an event of default under the indentures governing the notes and the existing notes which could, in turn, constitute a default under our other indebtedness. Finally, our ability to pay cash to the holders of notes upon a repurchase may be limited by our then-existing financial resources.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of "substantially all" of our assets.

        One of the circumstances under which a change of control may occur is upon the sale or disposition of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Federal and state fraudulent transfer laws may permit a court to void the notes and/or the note guarantees, and if that occurs, you may not receive any payments on the notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the note guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the note guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the subsidiary guarantors, as applicable, (a) issued the notes or incurred the note guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the note guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

  •
  we or any of the subsidiary guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the note guarantees;

  •
  the issuance of the notes or the incurrence of the note guarantees left us or any of the subsidiary guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

  •
  we or any of the subsidiary guarantors intended to, or believed that we or such subsidiary guarantor would, incur debts beyond our or such subsidiary guarantor's ability to pay as they mature; or

  •
  we or any of the subsidiary guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the subsidiary guarantor if, in either case, the judgment is unsatisfied after final judgment.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its note guarantee to the extent the subsidiary guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

        We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the note guarantees would be subordinated to our or any of our subsidiary guarantors' other debt. In general, however, a court would deem an entity insolvent if:

  •
  the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they became due.

        If a court were to find that the issuance of the notes or the incurrence of a note guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that note guarantee, could subordinate the notes or that note guarantee to presently existing and future indebtedness of ours or of the related subsidiary guarantor or could require the holders of the notes to repay any amounts received with respect to that note guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of that debt.

        Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Your ability to transfer your exchange notes may be limited by the absence of an active trading market and we cannot assure you that any active trading market will develop for your exchange notes.

        We do not intend to list the notes on any national securities exchange or to seek the admission thereof to trading in the Nasdaq National Market. The exchange notes are expected to be eligible for trading in the PORTALSM Market. We have been advised by the initial purchasers that the initial purchasers are currently making a market in the outstanding notes. The initial purchasers are not obligated to do so, however, and any market-making activities with respect to the outstanding notes or the exchange notes may be discontinued at any time without notice. In addition, any market-making activity may be limited during the pendency of any shelf registration statement. Accordingly, we cannot assure you that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, you may experience difficulty in reselling your exchange notes or you may be unable to sell them at all. If a market for the exchange notes develops, that market may be discontinued at any time. If a public trading market develops for your exchange notes, future trading prices of the exchange notes will depend on many factors, including among other things, prevailing interest rates, our financial condition and results of operations, and the market for similar notes. Depending on those and other factors, your exchange notes may trade at a discount from their principal amount.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

        Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

        Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        We issued $250 million aggregate principal amount of the outstanding notes to the initial purchasers on May 2, 2013, in transactions not registered under the Securities Act in reliance on exemptions from registration. The initial purchasers then sold the outstanding notes to qualified institutional buyers and certain non-U.S. investors in reliance on Rule 144A and Regulation S under the Securities Act. Because they were sold pursuant to exemptions from registration, the outstanding notes are subject to transfer restrictions.

        In connection with the issuance of the outstanding notes, we agreed with the initial purchasers that we would:

  •
  file a registration statement for the exchange offer (of which this prospectus is a part) to exchange the outstanding notes for publicly registered notes with identical terms;

  •
  use our commercially reasonable efforts to cause the registration statement to become effective under the Securities Act; and

  •
  offer to the holders of the outstanding notes the opportunity to exchange the outstanding notes for a like principal amount of exchange notes upon the effectiveness of the registration statement.

        Our failure to comply with these agreements within certain time periods would result in additional interest being due on the outstanding notes.

        Based on existing interpretations of the Securities Act by the staff of the SEC described in several no-action letters to third parties, and subject to the following sentence, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers or our "affiliates," without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of the outstanding notes who is an affiliate of ours, who is not acquiring the exchange notes in the ordinary course of such holder's business or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

  •
  will not be able to rely on the interpretations by the staff of the SEC described in the above-mentioned no-action letters;

  •
  will not be able to tender the outstanding notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding notes unless the sale or transfer is made under an exemption from these requirements.

        We do not intend to seek our own no-action letter, and there is no assurance that the staff of the SEC would make a similar determination regarding the exchange notes as it has in these no-action letters to third parties.

        As a result of the filing and effectiveness of the registration statement of which this prospectus is a part, we will not be required to pay additional interest on the outstanding notes unless we either fail to timely consummate the exchange offer or fail to maintain the effectiveness of the registration statement to the extent we agreed to do so. Following the closing of the exchange offer, holders of the outstanding notes not tendered will not have any further registration rights except in limited circumstances requiring the filing of a shelf registration statement, and the outstanding notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes will be adversely affected.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all outstanding notes properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of the exchange notes in exchange for each $1,000 principal amount of the outstanding notes accepted in the exchange offer (provided, however, that you may tender outstanding notes only in a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof).

        By tendering the outstanding notes for exchange notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

  •
  you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

  •
  you are not participating in, and have no understanding with any person to participate in, the distribution of the exchange notes issued to you in the exchange offer;

  •
  you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

  •
  if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes.

        Broker-dealers that are receiving exchange notes for their own account must have acquired the outstanding notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an "underwriter" within the meaning of the Securities Act. We will be required to allow broker-dealers to use this prospectus following the exchange offer in connection with the resale of exchange notes received in exchange for outstanding notes acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of exchange notes. See "Plan of Distribution."

        The exchange notes will evidence the same debt as the outstanding notes and will be issued under and entitled to the benefits of the same indenture. The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the outstanding notes except that the exchange notes will be registered under the Securities Act and, accordingly,

  •
  will not contain certain restrictions with respect to their transfer;

  •
  will not be subject to provisions relating to additional interest;

  •
  will bear a different CUSIP or ISIN number from the outstanding notes; and

  •
  will not entitle the holders to registration rights.

        As of the date of this prospectus, $250 million aggregate principal amount of the 4.75% Senior Notes due 2021 are outstanding. In connection with the issuance of the outstanding notes, we arranged for the outstanding notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

        This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders as of the close of business on October 24, 2013. We intend to conduct the exchange offer as required by the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable.

        Rule 14e-1 describes unlawful tender offer practices under the Exchange Act. This rule requires us, among other things:

  •
  to hold our exchange offer open for 20 business days;

  •
  to give at least ten business days notice of certain changes in the terms of this offer as specified in Rule 14e-1(b); and

  •
  to issue a press release in the event of an extension of the exchange offer.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of the outstanding notes being tendered, and holders of the outstanding notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or under the indenture in connection with the exchange offer. We shall be considered to have accepted the outstanding notes tendered according to the procedures in this prospectus when, as and if we have given written notice of acceptance to the exchange agent. See "—Exchange Agent." The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to those holders.

        If any tendered outstanding notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, these unaccepted outstanding notes will be returned, at our cost, into the holder's account at DTC according to the procedures described below, promptly after the expiration date.

        Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of the outstanding notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "—Fees and Expenses."

        Neither we nor our board of directors makes any recommendation to holders of the outstanding notes as to whether to tender or refrain from tendering all or any portion of their outstanding notes in the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of the outstanding notes must make their own decision whether to tender in the exchange offer and, if so, the amount of the outstanding notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Expiration Date; Extensions; Amendments

        The term "expiration date" shall mean 5:00 p.m., New York City time, on November 22, 2013, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

        If any of the conditions described below under "—Conditions" have not been satisfied, we reserve the right, in our sole discretion:

  •
  to extend the exchange offer, or

  •
  to terminate the exchange offer,

by giving written notice of such extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any delay in acceptance, termination, extension or amendment will be followed promptly by written notice to the exchange agent and by making a public announcement. Any public announcement in the case of an extension of the exchange offer will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. If the exchange offer is amended in a manner determined by us to constitute a material change, including the waiver of a material condition, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment. We will also extend the exchange offer for a period of at least five business days, as required by applicable law, depending upon the significance of the change and the manner of disclosure to the holders, if the exchange offer would otherwise expire during that extended period.

        Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we shall have no obligation to publish, advise or otherwise communicate any public announcement, other than by making a timely release to PR Newswire.

        You are advised that we may extend the exchange offer because some of the holders of the outstanding notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offer.

Procedures for Tendering

        All of the outstanding notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates held for the account of DTC.

        We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of the outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account for the notes using DTC's procedures for transfer.

        In order to transfer outstanding notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date, at its address set forth in this prospectus,

  •
  a confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC, which is referred to in this prospectus as a "book-entry confirmation," and:

  •
  a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

  •
  an agent's message transmitted pursuant to ATOP.

        The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding notes held in book-entry form to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent's message, to the exchange agent.

        The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering outstanding notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms as if you had signed it.

        There is no procedure for guaranteed late delivery of the notes.

Acceptance of Outstanding Notes for Exchange; Issuance of Exchange Notes

        Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all outstanding notes properly tendered. We will issue the exchange notes promptly after the expiration time. For purposes of an exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given written notice to the exchange agent.

        For each outstanding note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to that of the surrendered outstanding note. As a result, registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the outstanding notes or, if no interest has been paid on the outstanding notes, from May 2, 2013. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer.

Return of Outstanding Notes Not Accepted or Exchanged

        If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Determinations of Validity

        All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered outstanding notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of outstanding notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of outstanding notes nor shall we or any of them incur liability for failure to give notification. Tenders of outstanding notes will not be considered to have been made until the irregularities have been cured or waived. Any outstanding notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder (unless otherwise provided in the letter of transmittal), promptly after the expiration date.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of outstanding notes in the exchange offer:

  •
  a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

  •
  you must comply with the appropriate procedures of ATOP.

        Any notice of withdrawal must:

  •
  specify the name of the person having deposited the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the principal amount of the outstanding notes or, in the case of the outstanding notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited;

  •
  be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the outstanding notes to register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

  •
  specify the name in which any of these outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes to be withdrawn.

        All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no exchange notes will be issued in exchange for those outstanding notes unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes that have been tendered but are not accepted for exchange will be returned by transfer into the holder's account at DTC according to the procedures described above. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "—Procedures for Tendering" at any time before the expiration date.

Conditions

        We will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under "—Terms of the Exchange Offer" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the exchange notes under the Securities Act.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

        In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Exchange Agent

        The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent by mail addressed as follows:

  By Registered or Certified Mail, Hand Delivery or Overnight Courier:

    The Bank of New York Mellon Trust Company, N.A.
    c/o The Bank of New York Mellon Corporation
    Corporate Trust Operations—Reorganization Unit
    111 Sanders Creek Parkway
    East Syracuse, NY 13057
    Attn: Adam DeCapio

  By Facsimile Transmission:

    (for eligible institutions only)

    732-667-9408
    Attn: Adam DeCapio

  To Confirm by Telephone or for Information:

    315-414-3360

Fees and Expenses

        We will bear the expenses of soliciting holders of outstanding notes to determine if such holders wish to tender those outstanding notes for exchange notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

        We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

        You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than you, in which event you will be responsible for the payment of any applicable transfer tax.

Federal Income Tax Consequences

        We believe that the exchange offer of the outstanding notes will not constitute a taxable exchange for U.S. federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Accounting Treatment

        The exchange notes will be recorded at the same carrying value as the outstanding notes as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Participation in the Exchange Offer; Untendered Outstanding Notes

        Participation in the exchange offer is voluntary. Holders of outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        As a result of the making of, and upon acceptance for exchange of all of the outstanding notes tendered under the terms of, these exchange offer, we will have fulfilled a covenant contained in the terms of the registration rights agreement. Holders of outstanding notes who do not tender in the exchange offer will continue to hold their outstanding notes and will be entitled to all the rights, and subject to the limitations, applicable to the outstanding notes under the indenture. Holders of outstanding notes will no longer be entitled to any rights under the registration rights agreement that by its terms terminates or ceases to have further effect as a result of the making of this exchange offer. See "Description of the exchange notes." All untendered outstanding notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent the outstanding notes are tendered and accepted, there will be fewer outstanding notes remaining following the exchange, which could significantly reduce the liquidity of the untendered outstanding notes.

        We may in the future seek to acquire our untendered outstanding notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of the outstanding notes following the applicable requirements of the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any outstanding notes that are not tendered in the exchange offer, except in those circumstances in which we may be obligated to file a shelf registration statement.

 USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. Because we are exchanging the outstanding notes for the exchange notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness.

        A portion of the net proceeds of the offering of the outstanding notes, which amounted to approximately $246 million, was used to (1) repay $46 million of the revolving loans outstanding under our revolving credit facility and (2) repurchase $200 million of our common stock pursuant to an accelerated stock buyback program.

RATIO OF EARNINGS TO FIXED CHARGES

        We have computed the ratio of earnings to fixed charges for each of the following periods on a consolidated basis. For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of pretax income from continuing operations plus fixed charges (excluding capitalized interest). "Fixed charges" represent interest incurred (whether expensed or capitalized), amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest. You should read the ratio of earnings to fixed charges in conjunction with our consolidated and condensed financial statements that are incorporated by reference in this prospectus.

	Year Ended December 31,					Six Months Ended June 30
	2008	2009	2010	2011	2012	2012	2013
						unaudited
Ratio of Earnings to Fixed Charges(1)	2.84x	4.32x	4.34x	3.71x	4.09x	4.29x	3.84x

(1)
For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income tax expense, plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (which includes amortization of deferred financing costs) whether expensed or capitalized and one-fourth of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior credit facilities

        Our $750.0 million senior credit facilities consist of a five-year term loan in the aggregate principal amount of $250.0 million and a five-year revolving credit facility in the aggregate principal amount of $500.0 million.

        The table below shows the scheduled maturity dates of our senior term loan outstanding at June 30, 2013.

Year ending December 31,	(In thousands)
2013	$12,500
2014	25,000
2015	25,000
2016	137,500

$200,000

        The full amount of the revolving credit facility may be used for the issuance of letters of credit, of which $109.6 million had been so utilized as of June 30, 2013, at which date $109.0 million was outstanding and $281.4 million was available (after giving effect to the $109.6 million of outstanding letters of credit). The revolving credit facility and the term loan expire on July 14, 2016.

        Borrowings under our senior credit facilities accrue interest at varying rates equal to, at our election, either (y) the prime rate plus 0.50% to 1.50% or (z) the Eurodollar rate plus 1.50% to 2.50%. Interest periods range from seven days (for borrowings under the revolving credit facility only) to one, two, three or six months, at our election. The weighted average Eurodollar rate on our outstanding debt was 0.2% at July 22, 2013. The margins on the Eurodollar rate and on the prime rate, which were 2.0% and 1.0%, respectively, at June 30, 2013, may fluctuate dependent upon an increase or decrease in our consolidated leverage ratio as defined by a pricing grid included in the credit agreement governing our senior credit facilities. We have not entered into any interest rate protection agreements with respect to term loans under our senior credit facilities. A commitment fee equal to 0.30% to 0.50% (based on a leverage ratio) of the average daily amount of the available revolving commitment is payable quarterly.

        Our senior credit facilities are secured by a security interest in substantially all of our tangible and intangible assets, including intellectual property. Our senior credit facilities are also secured by a pledge of the capital stock of our wholly owned U.S. subsidiaries (other than certain specified subsidiaries).

        Our senior credit facilities contain, without limitation, covenants that generally limit our ability to:

  •
  incur additional debt in excess of $250.0 million at any one time outstanding (other than subordinated debt, which is generally permitted if the maturity date is later than July 14, 2017);

  •
  repurchase our capital stock and existing notes and pay cash dividends in the event the pro forma senior leverage ratio is greater than 2.50x;

  •
  incur liens or other encumbrances;

  •
  merge, consolidate or sell substantially all our property or business;

  •
  sell assets, other than inventory, in the ordinary course of business;

  •
  make investments or acquisitions unless we meet financial tests and other requirements;

  •
  make capital expenditures in the event the pro forma consolidated leverage ratio is greater than 2.75x; or

  •
  enter into an unrelated line of business.

        Our senior credit facilities require us to comply with several financial covenants. The table below shows the required and actual ratios under our credit facilities calculated as of June 30, 2013:

	Required ratio	Actual ratio
Maximum consolidated leverage ratio	No greater than 3.25:1	2.10:1
Minimum fixed charge coverage ratio	No less than 1.35:1	1.60:1

        These financial covenants, as well as the related components of their computation, are defined in the amended and restated credit agreement governing our senior credit facility, which is included as an exhibit to our Current Report on Form 8-K dated as of July 14, 2011. In accordance with the credit agreement, the maximum consolidated leverage ratio was calculated by dividing the consolidated funded debt outstanding at June 30, 2013 ($805.5 million) by consolidated EBITDA for the twelve months ending June 30, 2013 ($383.5 million). For purposes of the covenant calculation, (i) "consolidated funded debt" is defined as outstanding indebtedness less cash in excess of $25.0 million, and (ii) "consolidated EBITDA" is generally defined as consolidated net income (a) plus the sum of income taxes, interest expense, depreciation and amortization expense, extraordinary non-cash expenses or losses, and other non-cash charges and (b) minus the sum of interest income, extraordinary income or gains, other non-cash income, and cash payments with respect to extraordinary non-cash expenses or losses recorded in prior fiscal quarters. Consolidated EBITDA is a non-GAAP financial measure that is presented not as a measure of operating results, but rather as a measure used to determine covenant compliance under our senior credit facilities.

        The minimum fixed charge coverage ratio was calculated pursuant to the credit agreement by dividing consolidated EBITDA for the twelve months ending June 30, 2013 as adjusted for certain capital expenditures ($542.4 million), by consolidated fixed charges for the twelve months ending June 30, 2013 ($338.2 million). For purposes of the covenant calculation, "consolidated fixed charges" is defined as the sum of interest expense, lease expense, cash dividends and mandatory debt repayments.

        Events of default under our senior credit facilities include customary events, such as a cross-acceleration provision in the event that we default on other debt. In addition, an event of default under the senior credit facility would occur if a change of control occurs. This is defined to include the case where a third party becomes the beneficial owner of 35% or more of our voting stock or certain changes in our Board of Directors occurs. An event of default would also occur if one or more judgments were entered against us of $50.0 million or more and such judgments were not satisfied or bonded pending appeal within 30 days after entry.

        We utilize our revolving credit facility for the issuance of letters of credit, as well as to manage normal fluctuations in operational cash flow caused by the timing of cash receipts. In that regard, we may from time to time draw funds under the revolving credit facility for general corporate purposes. Amounts are drawn as needed due to the timing of cash flows and are generally paid down as cash is generated by our operating activities.

Existing senior notes

        On November 2, 2010, we issued $300.0 million in senior unsecured notes due November 2020, bearing interest at 6.625% per annum, pursuant to an indenture dated November 2, 2010, among Rent-A-Center, Inc., its subsidiary guarantors and The Bank of New York Mellon Trust Company, as trustee.

        The indenture governing the existing notes contains covenants that limit our ability and the ability of our restricted subsidiaries to:

  •
  incur additional indebtedness;

  •
  pay dividends or make other distributions or repurchase or redeem our capital stock;

  •
  prepay, redeem or repurchase debt that is junior in right of payment to the notes;

  •
  issue certain preferred stock or similar equity securities;

  •
  make loans and investments;

  •
  sell assets;

  •
  incur liens;

  •
  enter into transactions with affiliates;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends; and

  •
  consolidate, merge or sell all or substantially all of our assets.

        The indenture governing the existing notes contains certain customary events of default.

        We are required to make an offer to repurchase the existing notes with net proceeds from specified asset sales or reinvest such proceeds in our business, subject to certain conditions. In addition, we are required to offer to repurchase the existing notes upon the occurrence of a change of control, as defined in the indenture governing the existing notes.

 DESCRIPTION OF THE EXCHANGE NOTES

        Rent-A-Center, Inc. issued $250 million aggregate principal amount of the outstanding notes under the Indenture (the "Indenture") among itself, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"). The exchange notes will be issued under that indenture. In this section, the outstanding notes and the exchange notes are collectively referred to as the "Notes." The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The terms of the exchange notes will be identical in all material respects to the outstanding notes, except that the notes will not contain certain transfer restrictions and holders of the exchange notes will no longer have any registration rights or be entitled to additional interest.

        We may issue an unlimited principal amount of additional notes having identical terms and conditions as the Notes other than the issue date, the issue price and the first interest-payment date (the "Additional Notes"). We will only be permitted to issue such Additional Notes if at the time of such issuance, we are in compliance with the covenants contained in the Indenture.

        The following discussion summarizes the material provisions of the indenture. It does not purport to be complete, and is qualified in its entirety by reference to all of the provisions of those agreements, including the definition of certain terms, and to the Trust Indenture Act of 1939, as amended. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under the caption "—Additional Information." You will find the definitions of capitalized terms used in this description of notes under the caption "—Certain definitions." For purposes of this description of notes, references to "the Company," "we," "our" and "us" refer only to Rent-A-Center, Inc. and not to its subsidiaries. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Indenture.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered owners will have rights under the Indenture.

General

The notes

        The Notes:

  •
  will be unsecured, senior obligations of the Company;

  •
  will be limited to an aggregate principal amount of $250.0 million, subject to our ability to issue Additional Notes;

  •
  mature on May 1, 2021;

  •
  will be unconditionally Guaranteed on a senior unsecured basis by each Restricted Subsidiary that is a borrower under the Senior Credit Facility or that Guarantees any Indebtedness of the Company or any Guarantor, provided that under certain circumstances, a Guarantor will be released from all of its obligations under the Indenture, and its Note Guarantee will terminate. On the Issue Date, each of the Company's Subsidiaries, other than Foreign Subsidiaries and the Insurance Subsidiary, will be a Guarantor. See "—Note guarantees;"

  •
  will be issued in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

  •
  will rank equally in right of payment with any existing and future senior Indebtedness of the Company (including its Existing Notes);

  •
  will be effectively subordinated to all existing and future Secured Indebtedness of the Company (including its Obligations under the Senior Credit Facility) to the extent of the value of the assets securing such Indebtedness;

  •
  will be senior in right of payment to any existing and future Subordinated Obligations;

  •
  will be structurally subordinated to obligations of any Non-Guarantor Subsidiary; and

  •
  will be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in physical, certificated form. See "Book-entry, settlement and clearance."

        As of the Issue Date, all of the Company's Subsidiaries will be "Restricted Subsidiaries." Subject to the provisions of the covenant described under "—Certain covenants—Limitation on restricted payments," we will be permitted to designate Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture. As of the Issue Date, no Subsidiary of the Company will be an Unrestricted Subsidiary.

Interest

        Interest on the Notes will:

  •
  accrue at the rate of 4.75% per annum;

  •
  accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

  •
  be payable in cash semi-annually in arrears on May 1 and November 1, commencing on November 1, 2013;

  •
  be payable to the Holders of record at the close of business on April 15 and October 15 immediately preceding the related interest payment dates; and

  •
  be computed on the basis of a 360-day year comprised of twelve 30-day months.

        We also will pay Additional Interest to Holders if we fail to complete the Exchange Offer described in the Registration Rights Agreement within 225 days after the issuance of the Notes or if certain other conditions contained in the Registration Rights Agreement are not satisfied. See "Exchange offer; registration rights." All references in the Indenture and this "Description of the exchange notes," in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest required to be paid pursuant to the Registration Rights Agreement.

Payments on the notes; paying agent and registrar

        We will pay the principal of, and premium, if any, and interest on, the Notes at the office or agency designated by the Company, except that we may, at our option, pay interest on the Notes by check mailed to Holders at their registered address set forth in the Registrar's books. We have initially designated the corporate trust office of the Trustee to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

        We will pay the principal of, and premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such global Note.

Transfer and exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before the day of any selection of Notes to be redeemed.

        The registered Holder of a Note will be treated as the owner of it for all purposes.

Optional redemption

        Except as described below, the Notes are not redeemable until May 1, 2016. On and after May 1, 2016, the Company may redeem the Notes, in whole or, from time to time, in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date following on or prior to such redemption date), if redeemed during the 12-month period beginning on May 1 of the years indicated below:

Year	Percentage
2016	103.563%
2017	102.375%
2018	101.188%
2019 and thereafter	100.000%

        Prior to May 1, 2016, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 104.75% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date following on or prior to such redemption date); provided that

  (1)
  at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption (unless all of such Notes are redeemed); and

  (2)
  such redemption occurs within 90 days after the closing of any such Equity Offering.

        In addition, at any time prior to May 1, 2016, the Company may redeem the Notes, in whole or, from time to time, in part, upon not less than 30 nor more than 60 days' prior notice mailed to each Holder or otherwise in accordance with the procedures of the depositary at a redemption price equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date).

        If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

        In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot in accordance with the applicable procedures of DTC or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $2,000 in original principal amount will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

        Any redemption or notice may, at the Company's discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.

Mandatory redemption; open market purchases

        The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase the Notes as described under the caption "—Repurchase at the option of holders."

        The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise breach the terms of the Indenture.

Ranking

        The Notes will be senior unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness of the Company that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all existing and future Indebtedness of the Company that is not so subordinated and will be effectively subordinated to all of our Secured Indebtedness (to the extent of the value of the assets securing such Indebtedness) and liabilities of our Non-Guarantor Subsidiaries. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company, or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Credit Facility or other Secured Indebtedness of the Company, the assets of the Company that secure such Secured Indebtedness will be available to pay obligations on the Notes only after all Indebtedness under such Senior Credit Facility and other Secured Indebtedness and certain hedging obligations and cash management obligations has been repaid in full from such assets.

        We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

        As of June 30, 2013:

  •
  outstanding Indebtedness of the Company and the Guarantors was approximately $896.3 million (including the Notes but excluding intercompany debt and $109.6 million of outstanding letters of credit), $309.0 million of which was Secured Indebtedness of the Company and the Guarantors, and the Company had commitments available to be borrowed under its Debt Facilities, including the Senior Credit Facility, of $286.6 million (after giving effect to $109.6 million of outstanding letters of credit and an additional $5.2 million of availability under a separate $20 million unsecured line of credit), all of which, except as noted, were secured;

  •
  the Company had no Subordinated Obligations; and

  •
  our Non-Guarantor Subsidiaries had no liabilities (excluding intercompany liabilities).

        Although the Indenture will limit the amount of Indebtedness that the Company and its Restricted Subsidiaries may Incur, such Indebtedness may be substantial and a significant portion of such Indebtedness may be Secured Indebtedness or structurally senior to the Notes. See "—Certain covenants—Limitation on indebtedness."

Note guarantees

        Each Restricted Subsidiary that either is a borrower under the Senior Credit Facility or that Guarantees any Indebtedness of the Company or any other Guarantor is 100% owned by the Company and will initially Guarantee the Notes. The Guarantors will, jointly and severally, irrevocably, fully and unconditionally Guarantee, on a senior unsecured basis, the Company's obligations under the Notes and under the Indenture. Each Guarantor will agree to pay, in addition to the obligations stated above, any and all costs and expenses (including reasonable attorneys' fees and expenses) Incurred by the Trustee or the Holders in enforcing any rights against it under its Note Guarantee.

        Each of the Note Guarantees:

  •
  will be a senior unsecured obligation of the respective Guarantors;

  •
  will rank equally in right of payment with any existing and future senior Indebtedness of the respective Guarantors (including its Guarantee of Obligations under the Senior Credit Facility and the Existing Notes);

  •
  will be effectively subordinated to all existing and future Secured Indebtedness of the respective Guarantors (including the Obligations under its Guarantee of the Senior Credit Facility) to the extent of the value of the assets securing such Indebtedness;

  •
  will be senior in right of payment to any of the respective Guarantors existing and future Guarantor Subordinated Obligations; and

  •
  will be subject to registration with the SEC pursuant to the Registration Rights Agreement.

        In the event of bankruptcy, liquidation, reorganization or other winding up of a Guarantor, or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Credit Facility or other Secured Indebtedness of such Guarantor, the assets of the Guarantor that secure such Secured Indebtedness will be available to pay obligations on the Notes only after all Indebtedness under such Senior Credit Facility (and certain hedging obligations and cash management obligations) and other Secured Indebtedness of or guaranteed by such Guarantor has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

        As of June 30, 2013:

  •
  outstanding Indebtedness of Guarantors was approximately $22.5 million (excluding intercompany liabilities and Guarantees under the Senior Credit Facility, the Existing Notes Indenture and the Indenture), none of which was Secured Indebtedness of the Guarantors; and

  •
  the Guarantors had no Guarantor Subordinated Obligations.

        Although the Indenture will limit the amount of Indebtedness that the Guarantors may Incur, such Indebtedness may be substantial, and a significant portion of such Indebtedness may be Secured Indebtedness or structurally senior to the Notes. See "—Certain covenants—Limitation on indebtedness."

        As of June 30, 2013, the Non-Guarantor Subsidiaries represented an immaterial percentage of our total revenue, operating income, assets and liabilities, in each case calculated on a consolidated basis.

        Any entity that makes a payment under its Note Guarantee will be entitled upon payment in full of all Obligations that are Guaranteed under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

        The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. The effectiveness of this limiting provision is not, however, free from doubt. If a Note Guarantee was rendered voidable, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such Indebtedness, a Guarantor's liability on its Note Guarantee could be reduced to zero. See "Risk factors—Risks related to the notes—Federal and state fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes."

        The Indenture will provide that each Note Guarantee by a Guarantor will be automatically and unconditionally released and discharged, and such Guarantor and its obligations under its Note Guarantee will be automatically and unconditionally released and discharged, upon:

  (1)
  (a) (i) any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, consolidation or otherwise) of the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) the sale of all or substantially all of the assets of such Guarantor to a Person which is not the Company or a Restricted Person (whether or not such Guarantor is the surviving Person in such transaction), in each case, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the applicable provisions of the Indenture, including "—Repurchase at the option of holders—Asset sales" (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time); provided that all the obligations of such Guarantor under all other Indebtedness of the Company and its Restricted Subsidiaries terminate upon consummation of such transaction;

            (b)   the release or discharge of such Guarantor from its Guarantee of Indebtedness of the Company and Restricted Subsidiaries under the Senior Credit Facility (including by reason of the termination of the Senior Credit Facility), and all other Indebtedness of the Company and Subsidiaries and/or the Guarantee that resulted in the obligation of such Guarantor to Guarantee the Notes, if such Guarantor would not then otherwise be required to Guarantee the Notes pursuant to the Indenture, except a discharge or release by or as a result of payment under such Guarantee; provided, that if such Person has Incurred any Indebtedness in reliance on its status as a Guarantor under the covenant "—Certain covenants—Limitation on indebtedness," such Guarantor's obligations under such Indebtedness, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Guarantor) under "—Certain covenants—Limitation on indebtedness;"

            (c)   upon the proper designation of any Guarantor as an Unrestricted Subsidiary; or

            (d)   the Company exercising its legal defeasance option or covenant defeasance option as described under "—Defeasance" or the Company's obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

  (2)
  such Guarantor delivering to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction and/or release have been complied with.

        In the event any released Guarantor thereafter borrows under or Guarantees Indebtedness under the Senior Credit Facility or Guarantees any other Indebtedness of the Company or any Guarantor, such former Guarantor will, if it is a Restricted Subsidiary, again provide a Guarantee of the Notes and, unless the Company and Guarantors have theretofore fulfilled their registration obligations thereunder, assume by written agreement all of the obligations of a Guarantor under the Registration Rights Agreement. See "—Certain covenants—Future guarantors."

Repurchase at the option of holders

  Change of control

        If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described under "—Optional redemption," the Company will make an offer to purchase all of the Notes (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment") (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to the date of purchase).

        Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under "—Optional redemption," the Company will mail a notice or otherwise deliver notice in accordance with the applicable procedures of DTC of such Change of Control Offer to each Holder, with a copy to the Trustee, stating:

  (1)
  that a Change of Control Offer is being made and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on an interest payment date);

  (2)
  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

  (3)
  the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all Notes or portions of Notes (of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

  (3)
  deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this covenant.

        The paying agent will promptly mail (or otherwise deliver in accordance with the applicable procedures of DTC) to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or otherwise deliver in accordance with the applicable procedures of DTC) (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable, except as set forth under the captions "—Defeasance" and "—Satisfaction and discharge." Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        Even if sufficient funds were otherwise available, the terms of the Senior Credit Facility may, and future Indebtedness may, prohibit the Company's prepayment of the Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Indebtedness under the Senior Credit Facility and any such other Indebtedness containing similar restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations if Holders of Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A payment or acceleration under the Indenture will result in a cross-default under the current terms of the Senior Credit Facility.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control conditional upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control contemporaneously with the making of the Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

        The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the Notes as described above. Certain provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

  Asset sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Disposition unless:

  (1)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares, property and assets subject to such Asset Disposition;

  (2)
  at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, at the option of the Company and in the sequence it elects (subject to the terms of the Indebtedness referred to in clauses (a) and (b) below) to any of the following (or any combination thereof) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, as follows:

  (a)
  to permanently reduce (and permanently reduce commitments with respect thereto): (x) obligations under the Senior Credit Facility and (y) Secured Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Secured Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company);

  (b)
  to permanently reduce obligations under other Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations), in each case other than Indebtedness owed to the Company or an Affiliate of the Company; provided that the Company shall equally and ratably reduce Obligations under the Notes through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest on the amount of Notes that would otherwise be prepaid; or

  (c)
  to invest in Additional Assets;

provided that the Issuer will be deemed to have complied with the provisions described in clause (c) of this paragraph if and to the extent that, within 365 days from the later of the date of such Asset Dispositions that generated the Net Available Cash or the receipt of such Net Available Cash, the Company or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Similar Business, make an Investment in Additional Assets or make a capital expenditure in compliance with the provision described in clause (c), and that acquisition, purchase, investment or capital expenditure is thereafter completed within 180 days after the end of such 365-day period. Pending the final application of any such Net Available Cash in accordance with clauses (a), (b) or (c) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness (including under a revolving Debt Facility) or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

        For the purposes of clauses (1) and (2), no Asset Disposition pursuant to condemnation, confiscation, appropriation or other similar taking, including by deed in lieu of condemnation, resulting from damage, destruction, or total loss, or pursuant to foreclosure or other enforcement of a Lien Incurred not in breach of the Indenture or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall, in any such case, be required to satisfy the conditions set forth in clause (1) and (2) above.

        For the purposes of clause (2) above and for no other purpose, the following will be deemed to be cash:

  (1)
  any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their express terms subordinated in right of payment to the Notes or the Note Guarantees) that are assumed by the transferee of any such shares, property or other assets and from which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing;

  (2)
  any securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition; and

  (3)
  any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $25.0 million and (y) 2.5% of Total Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value);

        Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the first paragraph of this section will be deemed to constitute "Excess Proceeds" which, for the avoidance of doubt, shall not include any Net Available Cash that is the subject of an Asset Disposition Offer to the extent not accepted by the Holders on or before the applicable Asset Disposition Purchase Date pursuant to the terms described below. On the 366th day after an Asset Disposition, or, in the case of clause 3(c) above, upon abandonment of any such project, if the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will promptly thereafter be required to make an offer ("Asset Disposition Offer") to all Holders and, to the extent required by the terms of outstanding Pari Passu Indebtedness (including the Existing Notes Indenture), to all holders of such Pari Passu Indebtedness, to purchase the maximum aggregate principal amount of Notes and any such Pari Passu Indebtedness (including the Existing Notes) that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date), in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall commence an Asset Disposition Offer with respect to Excess Proceeds by mailing (or otherwise communicating in accordance with the procedures of DTC) the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and Pari Passu Indebtedness validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes and Pari Passu Indebtedness. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

        The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness (on a pro rata basis, if applicable) required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount of Notes (and, if applicable, Pari Passu Indebtedness) has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

        If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date.

        On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Indebtedness or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so tendered, in each case in denominations of $2,000 or an integral multiple of $1,000 in excess thereof; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Company will deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. In addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness. The Paying Agent or the Company, as the case may be, will promptly, but in no event, later than five Business Days after termination of the Asset Disposition Offer Period, mail or deliver to each tendering Holder or holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an authentication order from the Company, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in the Indenture to the contrary, no Opinion of Counsel will be required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on or promptly following the Asset Disposition Purchase Date.

        The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

Certain covenants

  Effectiveness of covenants

        Following the first day (such date, a "Suspension Date"):

  (a)
  the Notes have an Investment Grade Rating from both of the Rating Agencies; and

  (b)
  no Default has occurred and is continuing,

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the headings below:

  •
  "—Repurchase at the option of holders—Asset sales,"

  •
  "—Limitation on restricted payments,"

  •
  "—Limitation on indebtedness,"

  •
  "—Future guarantors" (but only with respect to any Person that is required to become a Guarantor after the date of the commencement of the applicable Suspension Date),

  •
  "—Limitation on restrictions on distributions from restricted subsidiaries,"

  •
  "—Limitation on affiliate transactions," and

  •
  the first paragraph of "—Merger and consolidation" (collectively, the "Suspended Covenants").

        If at any time the Notes' credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the "Reinstatement Date"), unless and until the Notes subsequently attain an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the occurrence of each Suspension Date and the Reinstatement Date is referred to as a "Suspension Period."

        On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of "—Limitation on indebtedness" or one of the clauses set forth in the second paragraph of "—Limitation on indebtedness" (in each case to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first or second paragraph of "—Limitation on indebtedness," such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (3) of the second paragraph of "—Limitation on indebtedness." Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under "—Limitation on restricted payments" will be made as though the covenant described under "—Limitation on restricted payments" had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on restricted payments."

        During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company's Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

        Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Company will provide an Officers' Certificate to the Trustee regarding such occurrence, and in the absence of such Officers' Certificate, the Trustee shall be entitled to presume that no Suspension Date or Reinstatement Date has occurred. The Trustee shall have no obligation to independently determine or verify if a Suspension Date or Reinstatement Date has occurred or notify the Holders of any Suspension Date or Reinstatement Date. The Trustee may provide a copy of such Officers' Certificate to any Holder upon request. There can be no assurance that the Notes will ever achieve an Investment Grade Rating.

  Limitation on indebtedness

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Guarantors may Incur Indebtedness (including Acquired Indebtedness) if on the date thereof and after giving effect thereto on a pro forma basis (including a pro forma application of net proceeds therefrom):

  (1)
  the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

  (2)
  no Default or Event of Default then exists or, immediately after giving effect thereto, would exist.

        The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

  (1)
  Indebtedness of the Company or any Guarantor Incurred under one or more Debt Facilities and the issuance and creation of letters of credit and bankers' acceptances thereunder (with undrawn trade letters of credit and reimbursement obligations relating to trade letters of credit satisfied within 30 days being excluded, and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate outstanding amount equal to $1.0 billion less the aggregate principal amount of all principal repayments of Debt Facilities with the proceeds from Asset Dispositions made pursuant to clause 3(a) of the first paragraph of "—Repurchase at the option of holders—Asset sales" in satisfaction of the requirements of such covenant;

  (2)
  Indebtedness represented by the Notes and the related Note Guarantees (other than any Additional Notes and their related Guarantees) and any Exchange Notes and any Note Guarantees thereof;

  (3)
  Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2), (4), (5), (7), (9), (10) and (11) of this paragraph), including the Existing Notes and the Guarantees of the Existing Notes;

  (4)
  (a) Guarantees by (i) the Company or Guarantors of Indebtedness permitted to be Incurred by the Company or a Guarantor in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, and (ii) Non-Guarantor Subsidiaries of Indebtedness Incurred by Non-Guarantor Subsidiaries in accordance with the provisions of the Indenture; and

            (b)   Guarantee Obligations incurred in the ordinary course of business by the Company or its Restricted Subsidiaries of obligations of any Foreign Subsidiary;

  (5)
  Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

  (a)
  if the Company is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

  (b)
  if a Guarantor is the obligor on such Indebtedness and a Non-Guarantor Subsidiary is the obligee, such Indebtedness is subordinated in right of payment to the Note Guarantees of such Guarantor; and

  (c)
  (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

  (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be.

  (6)
  Indebtedness of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person is acquired (and after giving pro forma effect thereto), either

  (a)
  the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (6); or

  (b)
  the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries is higher than such ratio immediately prior to such acquisition or merger.

  (7)
  Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

  (8)
  Indebtedness (including Capitalized Lease Obligations and Attributable Indebtedness) of the Company or a Restricted Subsidiary Incurred to finance all or any part of the purchase, lease, construction or improvement of any property, plant or equipment used or to be used in the business of the Company or such Restricted Subsidiary whether through the direct purchase, lease, construction or improvement of such property, plant or equipment, including any such Indebtedness assumed in connection with the purchase of such property, plant or equipment or secured by a Lien thereon prior to such purchases, such property, plant or equipment and any Indebtedness of the Company or a Restricted Subsidiary which serves to refund or refinance any Indebtedness Incurred pursuant to this clause (8), in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8) and then outstanding, will not exceed $40.0 million, at any time outstanding (determined as of the date of such Incurrence);

  (9)
  Indebtedness Incurred by the Company or its Restricted Subsidiaries (a) in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety, appeal and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business, including obligations in respect of letters of credit, bankers' acceptances or other similar instruments issued for such purposes to the extent none of such instruments is drawn upon, or if drawn upon, is reimbursed no later than the fifth Business Day following receipt of demand for reimbursement following payment on the letter of credit, bankers' acceptance or similar instrument and (b) arising from an obligation to repay customer deposits received in the ordinary course;

  (10)
  Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of the Company or any business, assets or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that:

  (a)
  the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

  (b)
  such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (10));

  (11)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument, including electronic transfers, wire transfers and credit card payments (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business (except in the form of lines of credit); provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

  (12)
  the Incurrence or issuance by the Company or any Restricted Subsidiary of Refinancing Indebtedness that serves to refund or refinance any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (6) and this clause (12) of the second paragraph of this covenant, or any Indebtedness issued to so refund or refinance such Indebtedness, including additional Indebtedness Incurred to pay premiums (including reasonable, as determined in good faith by the Company, tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith;

  (13)
  Indebtedness of the Company and of any Restricted Subsidiary owing to the Insurance Subsidiary in an aggregate amount not to exceed $65.0 million at any time outstanding that cannot be subordinated to the obligations of the Company or such Restricted Subsidiary under the Indenture for regulatory reasons or would cause the carrying value for regulatory valuation purposes to be decreased;

  (14)
  Guarantees by the Company or any Restricted Subsidiaries in respect of outstanding Indebtedness of franchisees not to exceed (without duplication) a principal amount of $100.0 million at any time outstanding;

  (15)
  Indebtedness of the Company and its Restricted Subsidiaries pursuant to lines of credit entered into in connection with cash management facilities and in an aggregate principal amount (for the Company and all Restricted Subsidiaries) not to exceed $30.0 million at any one time outstanding, including the line of credit between RAC East, the Company, certain Subsidiaries of the Company and INTRUST Bank, N.A.;

  (16)
  Indebtedness of Foreign Subsidiaries of the Company in an aggregate outstanding principal amount which will not exceed $75.0 million at any time outstanding;

  (17)
  Indebtedness of the Company to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes (including any Additional Notes, if any); and

  (18)
  in addition to the items referred to in clauses (1) through (17) above, Indebtedness of the Company and the Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (18) and then outstanding, will not exceed $100.0 million.

        The Company will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Guarantor will Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Guarantor unless such Indebtedness will be subordinated to the obligations of such Guarantor under its Note Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary (other than a Guarantor) may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Guarantor.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

  (1)
  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first or second paragraph of this covenant (or any combination thereof), the Company, in its sole discretion, will be permitted to classify and divide such item of Indebtedness (or any one or more portions thereof) on the date of Incurrence and may later re-classify or divide such item of Indebtedness (or any one or more portions thereof) in any manner that complies with the first or second paragraph of this covenant (or any combination thereof) and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that all Indebtedness outstanding on the Issue Date under the Senior Credit Facility shall be deemed Incurred under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (3) of the second paragraph of this covenant and may not later be reclassified or divided;

  (2)
  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

  (3)
  if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

  (4)
  the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Non-Guarantor Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

  (5)
  Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

  (6)
  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "—Limitation on indebtedness" covenant, the Company shall be in Default of this covenant).

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

  Limitation on restricted payments

        The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

  (1)
  declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its or any of its Restricted Subsidiaries' Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

  (a)
  dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

  (b)
  dividends or distributions by a Restricted Subsidiary, so long as, in the case of any dividend or distribution payable on or in respect of any Capital Stock issued by a

      Restricted Subsidiary that is not a Wholly-Owned Subsidiary, the Company or the Restricted Subsidiary holding such Capital Stock receives at least its pro rata share of such dividend or distribution;

  (2)
  purchase, redeem, retire or otherwise acquire for value, including in connection with any merger or consolidation, any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

  (3)
  make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled repayment or installment, scheduled sinking fund payment or scheduled maturity, any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

  (a)
  Indebtedness of the Company owing to and held by any Guarantor or Indebtedness of a Guarantor owing to and held by the Company or any other Guarantor permitted under clauses (5) or (13) of the second paragraph of the covenant "—Limitation on indebtedness" or

  (b)
  the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

  (4)
  make any Restricted Investment

(all such payments and other actions referred to in clauses (1) through (4) above (other than any exception thereto) shall be referred to as a "Restricted Payment"), unless, at the time of and after giving effect to such Restricted Payment:

  (a)
  no Default exists or immediately after giving effect thereto would exist;

  (b)
  immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the "—Limitation on indebtedness" covenant; and

  (c)
  the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Existing Notes Issue Date (excluding Restricted Payments made pursuant to clauses (1), (2), (3), (5), (8), (9), (10), (11), (12) and (14) (to the extent Restricted Payments in any fiscal year pursuant to such clause (14) do not exceed $50.0 million, with any unutilized portion of such $50.0 million carried forward to the next fiscal year of the Company, but no further) of the next succeeding paragraph) would not exceed the sum of (without duplication):

  (i)
  50% of Consolidated Net Income for the period (treated as one accounting period) from October 1, 2010 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

  (ii)
  100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities or other property received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Existing Notes Issue Date, other than:

  (x)
  Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination); and

      (y)
      Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with the provisions set forth under the second paragraph of "—Optional redemption;" plus

    (iii)
    the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than debt held by a Subsidiary of the Company) subsequent to the Existing Notes Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); plus

    (iv)
    the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

    (x)
    repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances, payments of interest and dividends or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments); or

    (y)
    the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the merger or consolidation of an Unrestricted Subsidiary with and into the Company or any of its Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

        As of June 30, 2013, the amount available for Restricted Payments pursuant to this covenant was approximately $74.7 million.

        The provisions of the preceding paragraph will not prohibit:

  (1)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

  (2)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Subordinated Obligations or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Guarantor Subordinated Obligations so long as such refinancing Subordinated Obligations or Guarantor Subordinated Obligations are permitted to be Incurred pursuant to the covenant described under "—Limitation on indebtedness" and constitute Refinancing Indebtedness;

  (3)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to the covenant described under "—Limitation on indebtedness" and constitutes Refinancing Indebtedness;

  (4)
  the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation or Guarantor Subordinated Obligations (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation or Guarantor Subordinated Obligations in the event of a Change of Control in accordance with provisions similar to the "—Repurchase at the option of holders—Change of control" covenant or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the "—Repurchase at the option of holders—Asset sales" covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

  (5)
  any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations from Net Available Cash to the extent permitted under "—Repurchase at the option of holders—Asset sales;"

  (6)
  the declaration of any dividend and the payment of any dividend within 60 days after the date of declaration, if at such date of declaration such dividends would have complied with this provision;

  (7)
  the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock or equity appreciation rights of the Company or any direct or indirect parent of the Company held by any existing or former employees, management, directors or consultants of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate such Person approved by the Board of Directors; provided that such Capital Stock or equity appreciation rights were received for services related to, or for the benefit of, the Company and its Restricted Subsidiaries; and provided, further, that such redemptions or repurchases pursuant to this clause will not exceed $5.0 million in the aggregate during any consecutive 12-month period (plus any unused amounts under this clause (7) from prior years), although such amount in any such period may be increased by an amount not to exceed:

  (a)
  the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Capital Stock of any of the

      Company's direct or indirect parent companies, in each case to existing or former employees or members of management of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Existing Notes Issue Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the Net Cash Proceeds from such sales or contributions will be excluded from clause (c)(ii) of the preceding paragraph); plus

    (b)
    the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Existing Notes Issue Date; less

    (c)
    the amount of any Restricted Payments previously made with the Net Cash Proceeds described in clauses (a) and (b) of this clause (7);

  (8)
  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense;"

  (9)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants, other rights to purchase Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

  (10)
  the purchase or redemption of any shares of Capital Stock of the Company, for cash, in an aggregate amount (net of related costs and expenses) not in excess of $100.0 million subsequent to the Existing Notes Issue Date;

  (11)
  the distribution, by dividend or otherwise, of shares of Capital Stock of Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or cash equivalents);

  (12)
  in addition to the items referred to in clauses (1) through (11) above and clauses (13) through (14) below, Restricted Payments in an aggregate amount, which when taken together with all other Restricted Payments made pursuant to this clause (12) (as reduced by the amount of capital returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of items reflected in Consolidated Net Income)) not to exceed $75.0 million;

  (13)
  the declaration and payment of dividends on the Company's Capital Stock in an aggregate amount during any fiscal year not to exceed $20.0 million; and

  (14)
  any Restricted Payment; provided, that, immediately after giving pro forma effect thereto (including the application of the proceeds thereof), the Company would have had a Leverage Ratio of less than or equal to 2.5 to 1.0;

provided, however, that at the time of and immediately after giving effect to, any Restricted Payment permitted under clauses (5), (7), (8), (10), (12), (13) and (14), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        In determining whether any Restricted Payment is permitted by the foregoing covenant, the Company may allocate or reallocate, at any time and from time to time, all or any portion of such Restricted Payment among all clauses of the preceding paragraph (as of the Issue Date, such clauses being clauses (1) through (14)) or among such clauses and the first paragraph of this covenant, provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the foregoing covenant.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be transferred or issued by the

Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The amount of all Restricted Payments paid in cash shall be its face amount. Not later than 30 days following the making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "—Limitation on restricted payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

        As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

  Limitation on liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom, including any collateral assignment or conveyance of any right to receive income therefrom, whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens:

  (1)
  in the case of Liens securing Subordinated Obligations or Guarantor Subordinated Obligations, the Notes and related Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

  (2)
  in all other cases, the Notes and related Note Guarantees are equally and ratably secured by a Lien on such property, assets or proceeds or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

        Any Lien created for the benefit of Holders pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

  Limitation on restrictions on distributions from restricted subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

  (2)
  make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted

    Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

  (3)
  sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clauses (1) or (2) above).

        The preceding provisions will not prohibit encumbrances or restrictions existing under or by reason of:

  (a)
  contractual encumbrances or restrictions pursuant to (i) the Senior Credit Facility and related documentation (including agreements related to banking services, cash management services and Hedging Obligations) and (ii) other agreements or instruments in effect at or entered into on the Issue Date, including the Existing Notes and the Existing Notes Indenture;

  (b)
  the Indenture, the Notes, the Exchange Notes and the respective Note Guarantees and documentation related to each of the foregoing;

  (c)
  any agreement, organizational or governance document or other instrument of, or relating to any asset of, a Person acquired (by merger, consolidation or otherwise) by the Company or any of its Restricted Subsidiaries which is in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after-acquired property);

  (d)
  any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement, instrument or document referred to in clauses (a), (b) or (c) of this paragraph or this clause (d); provided, however, that the encumbrances or restrictions effected by such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good-faith judgment of the Company, no more restrictive (taken as a whole with all other encumbrances and restrictions contained in such agreement, instrument or document) than the encumbrances and restrictions contained the agreements referred to in clauses (a), (b) or (c) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

  (e)
  in the case of clause (3) of the first paragraph of this covenant, Liens permitted to be Incurred under the provisions of the covenant described under "—Limitation on liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

  (f)
  (i) purchase money obligations for property acquired in the ordinary course of business and (ii) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

  (g)
  contracts for the sale of assets (including Sale/Leaseback Transactions) or Capital Stock, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;

  (h)
  cash or other deposits or net worth or similar requirements imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

  (i)
  any customary provisions in joint venture agreements relating to joint ventures and other similar agreements entered into in the ordinary course of business;

  (j)
  any customary provisions in leases, subleases or licenses and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

  (k)
  applicable law or any applicable rule, regulation or order of any arbiter, tribunal or governmental authority;

  (l)
  consensual arrangements with insurance regulators with respect to the Insurance Subsidiary; and

  (m)
  other Indebtedness Incurred by the Company or any of its Restricted Subsidiaries or Preferred Stock issued by a Guarantor, in each case in accordance with "—Limitation on indebtedness," that, in the good-faith judgment of the Company, are not more restrictive, taken as a whole, than those applicable to the Company in the Indenture or the Senior Credit Facility on the Issue Date (which results in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level).

  Limitation on affiliate transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any material transaction (including the purchase, sale, lease or exchange of any property or asset or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction"), unless:

  (1)
  the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained by the Company or such Restricted Subsidiary in a comparable transaction at the time of such transaction in arms-length dealings with a Person that is not an Affiliate;

  (2)
  in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million but less than or equal to $25.0 million, an Officers' Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above);

  (3)
  in the event such Affiliate Transaction involves an aggregate consideration in excess of $25.0 million but less than or equal to $75.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

  (4)
  in the event such Affiliate Transaction involves an aggregate consideration in excess of $75.0 million, the Company has received a written opinion from an Independent Financial Advisor that such Affiliate Transaction satisfied the criteria in clause (1) above.

        The preceding paragraph will not apply to:

  (1)
  (a) any transaction (i) between or among the Company and one or more of its Restricted Subsidiaries or (ii) between or among Restricted Subsidiaries and (b) any Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with "—Limitation on indebtedness;"

  (2)
  any (i) Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on restricted payments" and (ii) Permitted Investments (other than pursuant to clause (2) of the definition thereof);

  (3)
  any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or as the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of Officers, employees and directors (and, if required by the governance documents of the Company), approved by the Board of Directors of the Company;

  (4)
  the payment of reasonable and customary fees paid to, and benefit arrangements and indemnity provided for or on behalf of, employees, officers, directors of the Company or any Restricted Subsidiary;

  (5)
  loans or advances to employees, Officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practices, in an aggregate amount not in excess of $1.0 million (without giving effect to the forgiveness of any such loan) at any time outstanding;

  (6)
  any agreement as in effect as of the Issue Date, as these agreements may be amended, restated, modified, supplemented, extended, replaced or renewed from time to time, so long as any such amendment, restatement, modification, supplement, extension, replacement or renewal does not, in any material respect, adversely affect the rights of the Holders as compared to, when taken as a whole, the terms of the agreements on the Issue Date, as determined in good faith by the Company;

  (7)
  any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Company or a Restricted Subsidiary; provided, that such agreement was not entered into contemplation of such acquisition or merger, and any amendment thereto (so long as any such amendment does not, in any material respect, adversely affect the rights of the Holders as compared to, when taken as a whole, the applicable agreement as in effect on the date of such acquisition or merger), as determined in good faith by the Company;

  (8)
  transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise not in breach of the terms of the Indenture; provided that in the reasonable determination of the members of the Board of Directors or Senior Management of the Company, such transactions are on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time of such transactions in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

  (9)
  any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

  (10)
  transactions with a Person that is an Affiliate of the Company solely because the Company owns Capital Stock in, or controls, such Person;

  (11)
  any transaction between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or a Restricted Subsidiary; provided that such director abstains from voting as a director in connection with the approval of the transaction; and

  (12)
  transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate.

  SEC reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, and if not filed electronically with the SEC through EDGAR (or any successor system), the Company will file with the SEC (to the extent permitted by the Exchange Act), and make available to the Trustee and the Holders, without cost to any Holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act with respect to U.S. issuers within the time periods specified therein (including any grace period provided by Rule 12b-25 under the Exchange Act) or in the relevant forms.

        In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act reports, documents and information to the Trustee and the Holders as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein (including any grace period provided by Rule 12b-25 under the Exchange Act) or in the relevant forms, which requirement may be satisfied by posting such reports, documents and information on its website within the time periods specified by this covenant; provided, that the Company shall not be required to furnish any information, certifications or reports required by Items 307 or 308 of Regulation S-K prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement.

        If the Company has designated any of its Subsidiaries as an Unrestricted Subsidiary, and such Unrestricted Subsidiary, either individually or collectively, would otherwise have been a Significant Subsidiary (based upon the most recently delivered financial statements) then the quarterly and annual financial information required by the initial paragraph of this section shall include a reasonably detailed presentation, as determined in good faith by Senior Management of the Company, either on the face of the financial statements or in the footnotes to the financial statements and in the "Management's discussion and analysis of financial condition and results of operations" section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

        The filing requirements set forth above for the applicable period may be satisfied by the Company prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement (each as described under "Exchange offer; registration rights") by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act; provided that this paragraph shall not supersede or in any manner suspend or delay the Company's reporting obligations set forth in the first three paragraphs of this covenant.

        In addition, the Company and the Guarantors have agreed that they will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. For purposes of this covenant, the Company and the Guarantors will be deemed to have furnished the reports to the Trustee and the Holders as required by this covenant if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, that the Trustee shall have no obligation to monitor whether such reports are filed.

        Delivery of such reports and information to the Trustee shall be for informational purposes only and the Trustee's receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Company's compliance with any of its covenants under the Indenture as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

  Merger and consolidation

        The Company will not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

  (1)
  the resulting, surviving or transferee Person (if other than the Company, the "Successor Company") is a corporation or limited liability company organized and existing under the laws of the United States of America, any state or territory thereof, or the District of Columbia, and if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws;

  (2)
  the Successor Company expressly assumes all of the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and, unless the Company and Guarantors have theretofore fulfilled their registration obligations thereunder, assumes by written agreement all of the obligations of the Company under the Registration Rights Agreement;

  (3)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

  (4)
  immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

  (a)
  the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the "—Limitation on indebtedness" covenant, or

  (b)
  the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

  (5)
  each Guarantor (unless it is the other party to the transactions above, in which case clause (1) of the following paragraph shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Successor Company's obligations in respect of the Indenture and the Notes and, unless the Company and Guarantors have theretofore fulfilled their registration obligations thereunder, shall have by written agreement confirmed that its obligations under the Registration Rights Agreement shall continue to be in effect; and

  (6)
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition and such supplemental indenture (if any) comply with the Indenture.

        Notwithstanding the clauses (3) and (4) of the preceding paragraph,

  (1)
  any Restricted Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Company; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with clause (6) of the preceding paragraph; and

  (2)
  the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another state or territory of the United States or the District of Columbia, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

        In addition, the Company will not permit any Guarantor to consolidate with or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to, any Person (other than, in the case of a Guarantor, to the Company or another Guarantor) unless:

  (1)
  if such entity remains a Guarantor, (a) the resulting, surviving or transferee Person (the "Successor Guarantor") is a Person (other than an individual) organized and existing under the laws of the United States of America, any state or territory thereof, or the District of Columbia; (b) the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Notes, the Indenture and its Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (d) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition and such supplemental indenture (if any) comply with the Indenture; and

  (2)
  if the transaction constitutes an Asset Disposition, such transaction is made in compliance with the covenant described under "—Repurchase at the option of holders—Asset sales" (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and this "—Merger and consolidation" covenant.

        Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Indenture and the Note Guarantee of such Guarantor. Notwithstanding the foregoing, any Guarantor may merge with or into or transfer all or part of its properties and assets to a Guarantor or the Company or merge with a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Guarantor in a state or territory of the United States or the District of Columbia, as long as the amount of Indebtedness of such Subsidiary Guarantor and its Restricted Subsidiaries is not increased thereby.

        For purposes of this covenant, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the disposition of all or substantially all of the properties and assets of the Company.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

        The Company and a Guarantor, as the case may be, will be released from its obligations under the Indenture and its Note Guarantee, as the case may be, and the Successor Company and the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Guarantor, as the case may be, under the Indenture, the Notes, the Registration Rights Agreement and, such Note Guarantee, the Registration Rights Agreement; provided that, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes and a Guarantor will not be released from its obligations under its Note Guarantee.

  Future guarantors

        The Company will cause each Restricted Subsidiary that becomes a borrower under the Senior Credit Facility or that Guarantees, on the Issue Date or any time thereafter, any Indebtedness of the Company or any Guarantor to execute and deliver to the Trustee a supplemental indenture to the Indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, and premium, if any, and interest (including Additional Interest, if any) on, the Notes on a senior and unsecured basis and all other obligations under the Indenture, on the same basis as so Guaranteed by all other then-existing Guarantors. Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under "—Note guarantees."

        The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Senior Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The effectiveness of this limiting provision is not, however, free from doubt.

  Payments for consent

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, to or for the benefit of, any Holder for, or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment; provided that if such consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are "qualified institutional buyers," within the meaning of Rule 144A, or non-U.S. persons, within the meaning of Regulation S, then such consideration need only be offered to all Holders to whom the exchange offer is made and to be paid to all such Holders that consent, waive or agree to amend in such time frame.

Events of default

        Each of the following is an "Event of Default":

  (1)
  default in any payment of interest or Additional Interest (as required by the Registration Rights Agreement) on any Note when due, continued for 30 days;

  (2)
  default in the payment of principal of, or premium, if any, on, any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

  (3)
  failure by the Company or any Guarantor to comply with its obligations under "Certain covenants—Merger and consolidation;"

  (4)
  failure by the Company or the Guarantors to comply for 30 days after notice as provided below with any of their obligations under the covenants described under "—Repurchase at the option of holders" above;

  (5)
  failure by the Company or any Guarantors to comply for 60 days after notice as provided below with its other agreements contained in the Indenture or the Notes (other than a failure that is subject to clauses (1), (2), (3) or (4) above);

  (6)
  default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its stated maturity;

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more (or its foreign currency equivalent);

  (7)
  certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

  (8)
  failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $50.0 million (or its foreign currency equivalent) (net of any amounts that are covered by insurance issued by a reputable and creditworthy insurance company that has not contested coverage), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final and non-appealable (the "judgment default provision"); or

  (9)
  (a) any Note Guarantee of a Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture or the Note Guarantee) or is declared null and void in a judicial proceeding or (b) any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Note Guarantee.

        However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the then outstanding Notes notify, in writing, the Company of the Default, and the Company does not cure such Default within the time specified in clauses (4) and (5) of this paragraph, as applicable, after receipt of such notice.

        If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by written notice to the Company, specifying the Event of Default, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, and premium, if any, and accrued and unpaid interest, if any, on, all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under "—Events of default" has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal of, and premium, if any, or interest on, the Notes that became due solely because of the acceleration of the Notes, have been cured or waived; provided, however, if acceleration based on such Event of Default has not been annulled pursuant to the preceding clause, such acceleration may be rescinded pursuant to the provisions of the last sentence of this paragraph. If an Event of Default described in clause (7) above occurs with respect to the Company and is continuing, the principal of, and premium, if any, and accrued and unpaid interest, if any, on, all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the then outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, and premium, if any, and interest on, the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture, the Notes and the Note Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

        Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

  (1)
  such Holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

  (3)
  such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture, the Notes or the Note Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnity or security reasonably satisfactory to it against all losses and expenses caused by taking such action.

        The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on, any Note, the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof and so long as it is then continuing, written notice of any events which constitute a Default, their status and what action the Company is taking or proposing to take in respect thereof.

Amendments and waivers

        Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment, supplement or waiver may, among other things:

  (1)
  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

  (3)
  reduce the principal of or extend the Stated Maturity of any Note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

  (5)
  reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under "—Optional redemption," "—Repurchase at the option of holders—Change of control" or "—Repurchase at the option of holders—Asset sales" whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of "Change of Control");

  (6)
  make any Note payable in money other than that stated in the Note;

  (7)
  impair the right of any Holder to receive payment of principal of, or premium, if any, or interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

  (8)
  make any change in the amendment or waiver provisions which require each Holder's consent;

  (9)
  modify the Note Guarantee of any Guarantor that is a Significant Subsidiary in any manner materially adverse to the Holders; or

  (10)
  release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except in compliance with the terms thereof.

        Notwithstanding the foregoing, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture, the Notes and the Note Guarantees to:

  (1)
  cure any ambiguity, omission, defect or inconsistency;

  (2)
  provide for the assumption by a successor of the obligations of the Company or any Guarantor under the Indenture in accordance with "—Certain covenants—Merger and consolidation;"

  (3)
  provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

  (4)
  comply with the rules of any applicable securities depositary;

  (5)
  add Guarantors with respect to the Notes or release a Guarantor from its obligations under its Note Guarantee or the Indenture in accordance with the applicable provisions of the Indenture;

  (6)
  secure the Notes and the Note Guarantees;

  (7)
  add covenants of the Company and its Restricted Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

  (8)
  make any change that does not adversely affect the legal rights under the Indenture of any Holder;

  (9)
  comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

  (10)
  evidence and provide for the appointment and acceptance of an appointment under the Indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

  (11)
  conform the text of the Indenture, the Notes or the Note Guarantees to any provision of this "Description of the exchange notes" to the extent that such provision in this "Description of the exchange notes" was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees; or

  (12)
  make any amendment to the provisions of the Indenture relating to, or providing for, the issuance, transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes, Exchange Notes or, if Incurred in compliance with the Indenture, Additional Notes, and in each case, the related Note Guarantees; provided, however, that (A) compliance with the Indenture as so amended would not result in Notes being issued or transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment, supplement or waiver under the Indenture by any Holder given in connection with a tender of such Holder's Notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under the

Indenture becomes effective pursuant to the first paragraph of this section, the Company is required to mail to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to mail such notice to the Holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Defeasance

        The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the Indenture and the outstanding Notes and the Note Guarantees issued under the Indenture ("legal defeasance") except for:

  (1)
  the rights of Holders to receive payments in respect of the principal of, or premium, if any, and interest on, the Notes when such payments are due, solely out of the trust referred to below;

  (2)
  the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

  (4)
  the legal defeasance provisions of the Indenture.

        If the Company exercises the legal defeasance option, the Note Guarantees in effect at such time will be automatically released.

        The Company at any time may be released from its obligations described under "—Repurchase at the option of holders" and under the covenants described under "—Certain covenants" (other than "—Certain covenants—Merger and consolidation"), and clause (4) of the first paragraph under "—Certain covenants—Merger and consolidation" above ("covenant defeasance").

        If the Company exercises the covenant defeasance option, the Note Guarantees in effect at such time will be automatically released.

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, an Event of Default specified in clause (3) that resulted solely from the failure of the Company to comply with clause (4) of the first paragraph under "—Certain covenants—Merger and consolidation" above, clause (4) (only with respect to covenants that are released as a result of such covenant defeasance), clause (5) (only with respect to covenants that are released as a result of such covenant defeasance), clause (6), clause (7) (solely with respect to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary), clause (8) or clause (9) under "—Events of default" above, in each case, shall not constitute an Event of Default.

        In order to exercise either legal defeasance or covenant defeasance under the Indenture:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the Trustee, without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of legal defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

  (3)
  in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or material instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (5)
  the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

  (6)
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and

  (7)
  the Company shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officers' Certificate referred to in clause (6) above.

        In the event of a bankruptcy of the issuer within 90 days of the defeasance of the notes issued under a high-yield indenture, creditors of the bankrupt estate may allege that the deposit to defease the notes constituted a "preference" under U.S. bankruptcy laws.

Satisfaction and discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder (except for certain obligations that, by their express terms, survive), when either:

  (1)
  all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

  (2)
  (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, as confirmed, certified or attested to by an Independent Financial Advisor in writing to the Trustee, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

  (B) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur contemporaneously with such deposit as a result of the deposit (other than a Default or an Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or material instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (C) the Company has paid or caused to be paid or otherwise made, to the satisfaction of the Trustee, provision for the payment of, all sums payable by it under the Indenture; and

  (D) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.

No personal liability of directors, officers, employees and stockholders

        No past, present or future manager, director, officer, employee, incorporator, member, partner, stockholder or other owner of equity interests of the Company or any of its Subsidiaries, as such shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities law.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event (including any notice of redemption) to any Holder of an interest in a global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Note (or its designee) according to the applicable procedures of DTC or such depositary.

Concerning the trustee

        The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

Governing law

        The Indenture provides that it, the Notes and any Note Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

        "Acquired Indebtedness" means, with respect to any specified Person,

  (1)
  Indebtedness of any other Person or any of its Subsidiaries existing at the time such other Person is merged with or becomes a Restricted Subsidiary of such specified Person; or

  (2)
  assumed in connection with the acquisition of assets from such other Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such other Person being merged with or becoming a Restricted Subsidiary of, such specified Person or such acquisition, and Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding Indebtedness extinguished, retired or repaid in connection with such Person merging with or becoming a Restricted Subsidiary of such specified Person.

          Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of assets.

        "Additional Assets" means:

  (1)
  any property, plant, equipment or other asset (for the avoidance of doubt, excluding working capital or current assets but including the purchase of merchandise (inventory) held for rent or sale, idle inventory, rental agreements associated with such merchandise, and store or kiosk locations (including leases with respect thereto)), and improvements and additions thereto, and other capital expenditures with respect thereto, to be used by the Company or a Restricted Subsidiary in a Similar Business;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Similar Business.

        "Additional Interest" means the additional interest payable as a consequence of the failure to effectuate, within the prescribed time periods, the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms

"controlling" and "controlled" have meanings correlative to the foregoing; provided that exclusively for purposes of "—Repurchase at the option of holders—Asset sales" and "—Certain covenants—Limitation on affiliate transactions," beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

        "Applicable Premium" means, with respect to a Note on any date of redemption, the greater of:

  (1)
  1.0% of the principal amount of such Note, and

  (2)
  the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on May 1, 2016 (such redemption price being described under "Optional redemption") plus (ii) all required interest payments due on such Note through May 1, 2016 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal of such Note.

        "Asset Disposition" means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases (other than operating leases entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of (i) shares of Capital Stock of a Restricted Subsidiary (other than shares required by applicable law to be owned by another Person, including directors' qualifying shares), (ii) property or (iii) other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction. For the avoidance of doubt, "Asset Disposition" does not mean the issuance or sale by the Company of Capital Stock, debt security or any other security of the Company.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

  (1)
  a disposition of shares of Capital Stock, property or other assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

  (2)
  a disposition of cash or Cash Equivalents in the ordinary course of business;

  (3)
  a disposition of property and assets in the ordinary course of business, including, without limitation, (i) the sale or rent of merchandise to customers, (ii) the sale or other disposition of merchandise to franchisees for sale or rent to customers of franchisees and (iii) the sale or discount, with or without recourse, and on commercially reasonable terms, of delinquent accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

  (4)
  a disposition of obsolete or worn out equipment or equipment that is no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

  (5)
  the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to "—Certain covenants—Merger and consolidation" or any disposition that constitutes a Change of Control pursuant to the Indenture;

  (6)
  an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

  (7)
  for purposes of "—Repurchase at the option of holders—Asset sales" only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Restricted Subsidiaries) or a disposition subject to "Certain covenants—Limitation on restricted payments;"

  (8)
  dispositions of assets in a single transaction or a series of related transactions in which the aggregate fair market value of the assets disposed does not exceed $1.0 million for each such transaction or series of related transactions;

  (9)
  the creation of a Lien that is not prohibited by the Indenture and dispositions in connection with such Liens;

  (10)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

  (11)
  the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by the covenant described under "—Certain covenants—Limitation on indebtedness;"

  (12)
  (a) the licensing or sublicensing of intellectual property or other general intangibles and (b) licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

  (13)
  foreclosure or other realization pursuant to Lien rights on assets;

  (14)
  any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

  (15)
  dispositions by the Insurance Subsidiary of Capital Stock of the Company; provided that the proceeds from such dispositions are excluded from clause (c)(ii) of the first paragraph of the covenant described under "—Certain covenants—Limitation on restricted payments;"

  (16)
  dispositions by the Insurance Subsidiary of Indebtedness described in clause (13) of the second paragraph under the caption "—Certain covenants—Limitation on indebtedness" to the Company or any Wholly-Owned Subsidiary;

  (17)
  dispositions by the Insurance Subsidiary effected solely for the purpose of liquidating assets in order to permit the Insurance Subsidiary to pay expenses and to make payments on insurance claims of the Company and/or any of its Restricted Subsidiaries with the proceeds of such dispositions;

  (18)
  to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business; and

  (19)
  the concurrent purchase and sale or exchange, between the Company or any of its Restricted Subsidiaries and another Person, of Additional Assets (an "Asset Swap"), provided that any cash received in connection with such transaction must be applied in accordance with "—Repurchase at the option of holders—Asset sales," and provided, further:

  (a)
  in the event such Asset Swap involves an aggregate consideration in excess of $25.0 million but less than or equal to $75 million, as determined by the a majority of the Board of Directors in good faith, the terms of such Asset Swap shall have been approved by a majority of the members of the Board of Directors of the Company; and

  (b)
  in the event such Asset Swap involves an aggregate consideration in excess of $75.0 million, as determined by the a majority of the Board of Directors in good faith, the Company shall have received a written opinion from an Independent Financial Advisor that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

        "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligations."

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or (other than for purposes of determining Change of Control) the executive committee of the board of directors;

  (2)
  with respect to a partnership, the board of directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, equity appreciation rights, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock and limited liability company or partnership interests (whether member or general or limited), but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means:

  (1)
  U.S. dollars, or in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

  (2)
  securities issued or directly and fully Guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

  (3)
  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

  (4)
  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $500 million;

  (5)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

  (6)
  commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

  (7)
  interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above.

        "Change of Control" means:

  (1)
  any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets);

  (2)
  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

  (3)
  the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

  (4)
  the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company; or

  (5)
  the Company shall cease to own, directly or indirectly, 100% of the Voting Stock of RAC East.

        Notwithstanding the foregoing, a Change of Control will not be deemed to occur upon the consummation of any actions undertaken by the Company or any of its Restricted Subsidiaries solely for the purpose of effecting a reorganization of the Company and its Restricted Subsidiaries, provided that none of the events described in clauses (1) through and including (4) of this definition has occurred.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means with respect to any Capital Stock of any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP (subject to year-end audit adjustments and footnotes, as applicable) are available to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

  (1)
  if the Company or any Restricted Subsidiary:

  (a)
  has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is or includes an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation), and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

  (b)
  has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

  (2)
  if since the beginning of such period, the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

  (a)
  the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period; and

    (b)
    Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Company and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (3)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (4)
  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clauses (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

        "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

  (1)
  increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

  (a)
  Consolidated Interest Expense; plus

  (b)
  Consolidated Income Taxes; plus

  (c)
  consolidated depreciation expense (excluding depreciation of rental merchandise); plus

    (d)
    consolidated amortization expense or impairment charges recorded in connection with the application of Accounting Standards Codification Topic 350, Intangibles—Goodwill and Other or Topic 360, Property, Plant and Equipment; plus

    (e)
    other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment) and non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees;

  (2)
  decreased (without duplication) by

  (a)
  non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period);

  (b)
  any extraordinary or unusual or non-recurring income or gain (but not loss) (including gains, but not losses, realized upon the sale of or other disposition of an asset of the Company or its Restricted Subsidiaries that is disposed of other than in the ordinary course of business); and

  (c)
  if Consolidated Income Taxes are a benefit, the amount of such benefit;

  (3)
  increased or decreased (without duplication) to eliminate the following items reflected in Consolidated Net Income:

  (a)
  any unrealized net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815, Derivatives and Hedging;

  (b)
  any unrealized gains and losses relating to financial instruments to which fair value accounting is applied;

  (c)
  any net gain or loss resulting in such period from currency translation gains or losses pursuant to Accounting Standards Codification Topic 830, Foreign Currency Matters, related to currency remeasurements of Indebtedness; and

  (d)
  effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition.

        Notwithstanding the foregoing, clauses (1)(b) through (e) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1)(b) through (e) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are imposed, measured or calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise, capital and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

  (1)
  interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

  (2)
  amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

  (3)
  non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

  (4)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (5)
  the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries but only to the extent actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;

  (6)
  costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

  (7)
  interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

  (8)
  the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of Non-Guarantor Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

  (9)
  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

        For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1)

through (9) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of "Indebtedness."

        For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, fees, interest and other charges (including by means of granting discounts) paid by the Company or any Restricted Subsidiary in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be (without duplication) included in Consolidated Interest Expense.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:

  (1)
  any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

  (a)
  subject to the limitations contained in clauses (3) through (7) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

  (b)
  the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

  (2)
  solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of "—Certain covenants—Limitation on restricted payments," any net income (but not loss) of any Restricted Subsidiary (other than a Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

  (a)
  subject to the limitations contained in clauses (3) through (7) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

  (b)
  the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

  (3)
  any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Restricted Subsidiary;

  (4)
  any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

  (5)
  any extraordinary gain or loss;

  (6)
  any net income (loss) included in the consolidated statement of operations due to the application of Accounting Standards Codification Topic 810, Consolidation; and

  (7)
  the cumulative effect of a change in accounting principles.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

        "Debt Facility" or "Debt Facilities" means, with respect to the Company or any Guarantor, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional investors or lenders or dealers providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original trustee, holders, purchasers, administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Credit Facility or any other credit or other agreement or indenture).

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-Cash Consideration" means the non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officers' Certificate setting forth the Fair Market Value of such Designated Non-Cash Consideration and the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on, or with respect to, such Designated Non-Cash Consideration.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

  (3)
  is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date 91 days after the earlier of the Stated Maturity of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that the Company or its Restricted Subsidiaries, as applicable, is not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions "—Repurchase at the option of holders—Change of control" and "Repurchase at the option of holders—Asset sales" and such repurchase or redemption complies with "—Certain covenants—Limitation on restricted payments."

        "Equity Offering" means an offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (x) offerings with respect to the Company's Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Exchange Notes" means Notes issued in a registered exchange offer pursuant to a corresponding Registration Rights Agreement.

        "Existing Notes" means the $300.0 million aggregate principal amount of the Company's 6.625% Senior Notes due 2020 (including any exchange notes issued under the registration rights agreement governing the Existing Notes), issued pursuant to the Existing Notes Indenture.

        "Existing Notes Indenture" means the indenture dated as of the Existing Notes Issue Date by and among the Company, the Guarantors and the Trustee, governing the Existing Notes.

        "Existing Notes Issue Date" means November 2, 2010.

        "Fair Market Value" means, with respect to any asset or liability, the fair market value of such asset or liability as determined by a responsible financial officer of the Company in good faith; provided that if the fair market value exceeds $25.0 million, such determination shall be made by Senior Management of the Company, and provided, further, if the fair market value exceeds $75.0 million, such determination shall be made by the Board of Directors of the Company or an authorized committee thereof in good faith (including as to the value of all non-cash assets and liabilities).

        "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Restricted Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Existing Notes Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture.

        "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a

Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depositary receipt.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business.

        The term "Guarantee" used as verb has a corresponding meaning.

        "Guarantor" means each Restricted Subsidiary in existence on the Issue Date that provides a Note Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Note Guarantee in accordance with the Indenture); provided that upon release or discharge of such Restricted Subsidiary from its Note Guarantee in accordance with the Indenture, such Restricted Subsidiary ceases to be a Guarantor.

        "Guarantor Subordinated Obligation" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated or junior in right of payment to the obligations of such Guarantor under its Note Guarantee pursuant to a written agreement.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Holder" means a Person in whose name a Note is registered on the Registrar's books.

        "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

  (2)
  the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto, but excluding undrawn letters of credit, bankers' acceptances and other similar instruments that support trade payables and self-insurance obligations, and contingent obligations in respect to such excluded letters of credit, bankers' acceptances and similar instruments, and if drawn upon, only to the extent such principal component of the related reimbursement obligation relating to trade payables and self-insurance obligations is not paid within 30 days following such draw);

  (4)
  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out or other similar adjustment to purchase price obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

  (5)
  Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

  (6)
  the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Non-Guarantor Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

  (7)
  the principal component of indebtedness or obligations of other Persons which are of a type referred to in clauses (1) through (6) above and (9) below and are secured by a Lien on any asset of such Person, whether or not such indebtedness and obligations are assumed by such Person; provided, however, that the amount of such indebtedness or obligations will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness or obligations of such other Persons;

  (8)
  the principal component of indebtedness or obligations of other Persons which are of a type referred to in clauses (1) through (6) above and (9) below, to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor); and

  (9)
  to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

        The amount of Indebtedness of any Person at any date will be (without duplication) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that contingent obligations arising in the ordinary course of business and not with respect to borrowed money of such Person or other Persons shall not be deemed to constitute Indebtedness. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be "Indebtedness," provided that such money is held to secure the payment of such interest.

        In addition, "Indebtedness" of any Person shall include Indebtedness as defined in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

  (1)
  such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

  (2)
  such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

  (3)
  there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

  (a)
  the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

  (b)
  if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good-faith judgment of the Company, qualified to perform the task for which it has been engaged.

        "Insurance Subsidiary" means Legacy Insurance Co., Ltd., a Bermuda company and a Wholly-Owned Subsidiary of the Company formed for the sole purpose of writing insurance only for the risks of the Company and its Subsidiaries, and its successors and permitted assigns.

        "interest" with respect to the Notes means interest with respect thereto and (without duplication) "Additional Interest," if any.

        "Interest Rate Agreement" means, with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers and commissions, moving, travel and similar advances to officers, employees, directors and consultants, in each case made in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit (other than a time deposit)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

  (1)
  Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

  (2)
  endorsements of negotiable instruments and documents in the ordinary course of business; and

  (3)
  an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of (a) Capital Stock (other than Disqualified Stock) of the Company or (b) proceeds of a substantially concurrent issuance or sale of Capital Stock (other than Disqualified Stock) of the Company.

        For purposes of "—Certain covenants—Limitation on restricted payments":

  (1)
  "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary that is to be designated an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's aggregate "Investment" in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;

  (2)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

  (3)
  if the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. or BBB- (or the equivalent) by Standard & Poor's Ratings Services, or any equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

        "Issue Date" means May 2, 2013.

        "Leverage Ratio" means, as of any date of determination, the ratio of:

  (1)
  the sum of the aggregate outstanding Indebtedness of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements prepared on a consolidated basis in accordance with GAAP (subject to year-end audit adjustments and footnotes, as applicable) are available, to

  (2)
  Consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available;

provided, however, that:

          (A)  if the Company or any Restricted Subsidiary:

    (1)
    has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio is an Incurrence of Indebtedness, Indebtedness at the end of such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of such calculation will be deemed to be:

      (i)
      the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding, or

      (ii)
      if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation), and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

    (2)
    has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

          (B)  if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of or discontinued any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Leverage Ratio includes such an Asset Disposition:

    (1)
    the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

    (2)
    Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale); and

    (3)
    Indebtedness at the end of such period will be reduced by an amount equal to the Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the Net Available Cash of such Asset Disposition and the assumption of Indebtedness by the transferee;

          (C)  if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or group of related assets or line of business, Consolidated EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (D)  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clauses (A), (B) or (C) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

        The pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or a contractual provision that restricts the ability to grant or permit a Lien on property or assets, or a contractual provision similar to "—Repurchase at the option of holders—Asset sales" that requires the application of sale proceeds on unsecured properties or assets to specified Indebtedness, to be deemed to constitute a Lien.

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

  (1)
  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

  (4)
  the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Non-Guarantor Subsidiary" means any Restricted Subsidiary that is not a Guarantor.

        "Non-Recourse Debt" means Indebtedness of a Person:

  (1)
  as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness (but excluding any pledge of stock of Capital Stock of an Unrestricted Subsidiary that is an obligor of the related Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

  (3)
  the explicit terms of which provide there is no recourse against any of the assets of the Company (other than the Capital Stock of an Unrestricted Subsidiary that is an obligor of such Indebtedness) or its Restricted Subsidiaries.

        "Note Guarantee" means, individually, any Guarantee of payment of Notes, the Company's obligations under the Indenture and Exchange Notes issued in a registered exchange offer pursuant to the Registration Rights Agreement by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company. Officer of any Guarantor has a correlative meaning.

        "Officers' Certificate" means a certificate signed by two Officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the Notes (without giving effect to collateral arrangements) or the Note Guarantees.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

  (1)
  a Restricted Subsidiary;

  (2)
  any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary; or

  (b)
  such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

  (3)
  cash and Cash Equivalents;

  (4)
  franchise contracts, installment contracts, rental contracts, service plans and all other amounts and receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

  (5)
  payroll, travel, commissions and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (6)
  loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business in an aggregate amount not in excess of $1.0 million at any one time outstanding;

  (7)
  any Investment acquired by the Company or any of its Restricted Subsidiaries:

  (a)
  in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

  (b)
  as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

  (c)
  in settlement of debts, claims and disputes owed to the Company or any of the Restricted Subsidiaries which arose out of transactions in the ordinary course of business;

  (8)
  Investments (a) made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with "—Repurchase at the option of holders—Asset sales" or any other disposition of assets not constituting an Asset Disposition and (b) Investments in Additional Assets made in connection with an Asset Swap as described in clause (19) under the caption "—Repurchase of the option of holders—Asset sales;"

  (9)
  Investments in existence on the Issue Date, and renewals and replacements thereof on terms not materially less favorable to the Company or the Restricted Subsidiaries, as the case may be, than the terms of the Investments being renewed or replaced;

  (10)
  Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "—Certain covenants—Limitation on indebtedness;"

  (11)
  Guarantees issued in accordance with "—Certain covenants—Limitation on indebtedness" and Guarantees received with respect to any Permitted Investment described in any of the above or below clauses;

  (12)
  Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

  (13)
  Short-term loans extended by the Company or any Guarantor in the ordinary course of its financial services business; and

  (14)
  to the extent not otherwise permitted in any other clause of this definition, Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (14) in an aggregate principal amount at the time of such Investment not to exceed $35.0 million.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing Indebtedness and related obligations under the Debt Facilities permitted to be Incurred pursuant to clause (1) of the second paragraph under "—Certain covenants—Limitation on indebtedness";

  (2)
  pledges or deposits by such Person under workers' compensation laws, unemployment and other insurance laws (including pledges or deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements) and old age pensions and other social security or retirement benefits or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (3)
  Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen and other similar Liens Incurred in the ordinary course of business or that are imposed by, or arise by operation of, law;

  (4)
  Liens for material taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith and, if necessary, by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

  (5)
  Liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds or letters of credit or bankers' acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

  (6)
  encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole;

  (7)
  Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

  (8)
  leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

  (9)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (10)
  Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that, with respect to Indebtedness described in this clause (10):

  (a)
  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved; and

  (b)
  such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

  (11)
  Liens that constitute banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, whether arising by operation of law or pursuant to contract; provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depositary institution to secure Indebtedness;

  (12)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases, consigned goods or similar arrangements, entered into or authorized by the Company or its Restricted Subsidiaries in the ordinary course of business or otherwise made as precautionary filings pursuant to such or similar types of filings;

  (13)
  Liens existing on the Issue Date (other than Liens permitted under clause (1)); provided that no such Lien shall extend to any additional property (other than improvements, accessions, "products" and "proceeds" thereof, or, if provided therein, "after-acquired" property, as each such term is defined in the Uniform Commercial Code of the respective states that govern the creation of such Liens) and that the amount of Indebtedness secured thereby is not increased;

  (14)
  Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not Incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (15)
  Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (16)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

  (17)
  Liens securing the Notes and Note Guarantees (and the Exchange Notes issued in exchange therefor and the related Note Guarantees) and any obligations owing to the Trustee under the Indenture as provided thereby;

  (18)
  Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15), (17), this clause (18) and clause (21) of this definition, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, after-acquired property provided for therein, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

  (19)
  any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

  (20)
  Liens in favor of the Company or any Restricted Subsidiary;

  (21)
  to the extent not otherwise permitted in any other clauses of this definition, Liens securing Indebtedness Incurred subsequent to the Issue Date and any Refinancing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $100.0 million;

  (22)
  Liens on property and assets used to secure Indebtedness, the net proceeds of which are promptly deposited to defease or satisfy and discharge the Notes;

  (23)
  Liens to secure Indebtedness of a Foreign Subsidiary, which Indebtedness is permitted to be Incurred pursuant to clause (16) of the second paragraph under "—Certain covenants—Limitation on indebtedness;" and

  (24)
  Liens in favor of the Trustee as provided for in the Indenture in money or other property held or collected by the Trustee in its capacity as trustee under the Indenture.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

        "Preferred Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up of such Person over shares of Capital Stock of any other class of such Person.

        "RAC East" means Rent-A-Center East, Inc., a Delaware corporation.

        "Rating Agency" means each of Standard & Poor's Ratings Services (or successor) and Moody's Investors Service, Inc. (or successor) or if Standard & Poor's Ratings Services (or successor) or Moody's Investors Service, Inc. (or successor) or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's Ratings Services (or successor) or Moody's Investors Service, Inc. (or successor) or both, as the case may be.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances" and "refinanced" shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

  (1)
  (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

  (2)
  the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

  (3)
  such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith);

  (4)
  if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Note Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and

  (5)
  Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Guarantor.

        "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of the Issue Date by and among the Company, the Guarantors and the initial purchasers set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Sale/Leaseback Transaction" means an arrangement relating to principal property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person

(other than the Company or any of its Subsidiaries) and the Company or a Restricted Subsidiary leases it from such Person.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facility" means the Fourth Amended and Restated Credit Agreement, as amended and restated as of July 14, 2011, among the Company, the several lenders parties thereto from time to time the several documentation agents parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as the same has been, or may hereafter be, amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced in whole or in part (whether with any of the original agents or lenders or one or more other agents and lenders and whether pursuant to the same or one or more other governing agreements) from time to time (including increasing the amount loaned thereunder, provided that such additional Indebtedness is Incurred in accordance with the covenant described under "—Certain covenants—Limitation on indebtedness").

        "Senior Management" means any of the Chief Executive Officer, the Chief Financial Officer or the Controller of the Company.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Similar Business" means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Stated Maturity" means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated or junior in right of payment to the obligations of the Company to the Notes pursuant to a written agreement.

        "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

        "Total Assets" means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries.

        "Total Tangible Assets" means Total Assets after deducting accumulated depreciation and amortization, allowances for doubtful accounts, other applicable reserves and other similar items of the Company and its Restricted Subsidiaries and after deducting, to the extent otherwise included therein, the amounts of (without duplication):

  (1)
  the excess of cost over the fair market value of assets or business acquired, as determined by the Company in good faith (or if such fair market value exceeds $50.0 million, in writing by its Board of Directors);

  (2)
  any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

  (3)
  unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

  (4)
  minority interest in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

  (5)
  treasury stock;

  (6)
  cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock; and

  (7)
  Investments in and assets of Unrestricted Subsidiaries.

        "Treasury Rate" means, as of any date of redemption of Notes pursuant to the third paragraph under the caption "Optional redemption," the yield to maturity at such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from such redemption date to May 1, 2016; provided, however, that if the period from such redemption date to May 1, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to May 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Company which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

  (1)
  such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

  (2)
  all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

  (3)
  such designation and the Investment of the Company in such Subsidiary complies with "—Certain covenants—Limitation on restricted payments;"

  (4)
  such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

  (5)
  such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

  (a)
  to subscribe for additional Capital Stock of such Person; or

  (b)
  to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (6)
  on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall exist and the Company could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the "—Certain covenants—Limitation on indebtedness" covenant on a pro forma basis taking into account such designation.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

        "Wholly-Owned Subsidiary" means a Restricted Subsidiary, all of the Capital Stock of which (other than shares required by applicable law to be owned by another Person, including directors' qualifying shares) is owned, directly or indirectly, by the Company or one or more other Wholly-Owned Subsidiary.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable exchange by the holders for United States federal income tax purposes, and accordingly, the United States federal income tax consequences of holding the exchange notes will be identical to those of holding the outstanding notes. As a result, no gain or loss will be recognized for United States federal income tax purposes by a holder upon receipt of an exchange note in exchange for an outstanding note and any such holder will have the same adjusted basis and holding period in the exchange note as in the outstanding note immediately before the exchange.

        This discussion is provided for general information only and does not constitute legal advice to any holder of the outstanding notes. Persons considering the exchange of outstanding notes for exchange notes in the exchange offer should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the exchange notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General fiduciary matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the exchange notes using a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the notes (and/or the exchange of notes for exchange notes) by an ERISA Plan with respect to which the issuer, the initial purchasers or the subsidiary guarantors are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Similar restrictions may apply to Plans that are subject to Similar Laws.

        The U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the notes or exchange notes and, the exchange of the notes for exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the notes nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the exchange notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of an exchange note each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes or exchange notes constitutes assets of any Plan or (ii) the acquisition and holding of the exchange notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding the notes (and/or the exchange of notes for exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the exchange notes.

        Purchasers of the exchange notes have the exclusive responsibility for ensuring that their purchase and holding of the exchange notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

        The sale of any exchange note to a Plan, or to a person using assets of any Plan to effect its purchase of any exchange note, is in no respect a representation by the issuer, the managers or the collateral manager that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the effective date of the registration statement of which this prospectus is a part, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the effective date of the registration statement of which this prospectus is a part, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incurred by us or at our discretion in connection with the performance of our obligations relating to the exchange offers (but not including any commissions or concessions of any brokers or dealers) and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

        Based on the interpretations by the staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1998), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-11 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder of such exchange note, other than any such holder that is a broker-dealer or an "affiliate" of us within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  such exchange notes are acquired in the ordinary course of business;

  •
  at the time of the commencement of the exchange offer, such holder has no arrangement or understanding with any person to participate in a distribution of such exchange notes; and

  •
  such holder is not engaged in and does not intend to engage in a distribution of such exchange notes.

        We have not sought and do not intend to seek a no-action letter from the SEC, with respect to the effects of the exchange offer, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange notes as it has in such no-action letters.

 LEGAL MATTERS

        Certain legal matters relating to the exchange notes and the guarantees offered by this prospectus will be passed upon for us by Fulbright & Jaworski LLP (a member of Norton Rose Fulbright LLP), Dallas, Texas.

EXPERTS

        The audited consolidated financial statements of Rent-A-Center, Inc. as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.